SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   Form 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


            Date of Report (Date of earliest event reported) February 7, 1997

                            Paine Webber Growth Properties LP
                  (Exact name of registrant as specified in its charter)

     Delaware                       0-10995                      04-2772109
(State or other jurisdiction)    (Commission                   (IRS Employer
        of incorporation          File Number)             Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

                        PAINE WEBBER GROWTH PROPERTIES LP

ITEM 2 - Disposition of Assets

   Nob Hill Apartments, San Antonio, Texas

   Disposition Date - February 7, 1997

      On February 7, 1997, Nob Hill Partners, a joint venture in which the Partnership has an investment, sold its operating investment property, the Nob Hill Apartments, located in San Antonio, Texas, to an unrelated third party for $9.5 million. While the transaction has been executed and control of the property has been transferred to the buyer, the sale remains contingent upon receiving the consent of the Secretary of the Department of Housing and Urban Development ("HUD") to the sale and the assumption of the loan by the purchaser. Such final approval has not been received to date, but management expects such approval to be forthcoming by early April 1997. The sale generated net proceeds of approximately $2.3 million which was distributed to the Partnership, to be held pending receipt of the formal approval referred to above. In addition, the venture had excess working capital of approximately $214,000 at the time of the sale. All of the net proceeds and excess working capital are due to the Partnership under the terms of the Nob Hill venture agreement. The Partnership is expected to make a special distribution of $100 per original $1,000 investment subsequent to receiving the final HUD approval. Of this amount, approximately $84 would represent the net proceeds from the sale of the Nob Hill Apartments and $16 would represent a distribution of Partnership reserves which exceed expected future requirements.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

      (1) Earnest Money Contract by and between Nob Hill Partners, a Texas general partnership, and TVO Realty Partners, a Texas Corporation, dated May 24, 1996,

      (2)   First Amendment to Earnest Money Contract dated July 9, 1996,

      (3)   Second Amendment to Earnest Money Contract dated July 18, 1996,

      (4)   Third Amendment to Earnest Money Contract dated October 11, 1996,

      (5)   Fourth Amendment to Earnest Money Contract dated January 21,1997,

      (6)   Special Warranty Deed, dated February 7, 1997,

      (7)   Settlement Statement, dated February 7, 1997.

                                   FORM 8-K

                                CURRENT REPORT

                      PAINE WEBBER GROWTH PROPERTIES LP




                                  SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      PAINE WEBBER GROWTH PROPERTIES LP
                                 (Registrant)




                              By: /s/ Walter V. Arnold
                                 Walter V. Arnold
                                 Senior Vice President and
                                 Chief Financial Officer







Date:  February 24, 1997

                            EARNEST MONEY CONTRACT


      THIS EARNEST MONEY CONTRACT (the "Contract") is made this 3rd day of June, 1996, by and between NOB HILL PARTNERS, a Texas general partnership (hereinafter referred to as "SELLER"), and TVO REALTY PARTNERS, a Texas Corporation (hereinafter referred to as "PURCHASER").

                             W I T N E S S E T H:

     1. PROPERTY. PURCHASER agrees to purchase upon the terms and conditions set forth herein, and SELLER agrees to sell to PURCHASER upon the terms and conditions set forth herein, the following:

            (a) That certain tract of land situated in Bexar County, Texas (hereinafter referred to as the "Land") described in Exhibit A attached hereto and made a part hereof, together with any interest of SELLER in any alleys, strips or gores of land adjoining the Land.

            (b) Any and all buildings, structures, open parking areas and other improvements located on the Land, including but not limited to the apartment complex located thereon commonly known as the Nob Hill Apartments (hereinafter referred to as the "Improvements").

            (c) All fixtures, fittings, apparatus, machinery, equipment, appliances, furniture, furnishings, sweepers, cleaning supplies, tools, office supplies, janitorial supplies, other supplies and inventories, and other personal property owned by SELLER and attached to, appurtenant to or located in, on, or used in connection with the Improvements (all of the foregoing are hereinafter collectively referred to as the "Personal Property").

            (d) All rights, titles and interests of SELLER in and to any easements, rights-of-way or other interests in, on, or to, any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining, the Land; and all rights, titles and interests of SELLER in and to any awards made, or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road or avenue.

            (e) SELLER's rights, titles, and interests in all leases, subleases and other rental agreements (written or oral, now or hereafter in effect) that grant a possessory interest in and to any space situated in the Improvements or that otherwise grant rights with regard to the use of the Land or the Improvements (hereinafter referred to as the "Tenant Leases"); and in all security, pet and other deposits, if any, owed under the Tenant Leases.

            (f) SELLER's rights, titles, and interests in maintenance and service agreements relating to the Land, the Improvements or the Personal Property, and leasing agreements for personal property (herein collectively called the "Maintenance, Service and Leasing Agreements"), to the extent that same are assignable without penalty or the consent of third parties or that consent for such assignment has been obtained by SELLER by the Closing Date (hereinafter defined) and to the extent assumed by PURCHASER in connection with its acquisition of the Property (as hereinafter defined). To the extent that the consent of a third party is required to obtain an assignment of any such Maintenance, Service and Leasing Agreements, SELLER shall use its reasonable efforts to obtain such consent (but SELLER shall not be obligated to incur any expenses in obtaining such consent and shall not be obligated to pay any penalty in connection with any assignment or obtaining consent for any assignment) prior to the end of the Inspection Period (hereinafter defined) (or if such consent is to be obtained after the end of the Inspection Period SELLER must also obtain PURCHASER's written consent to any such consent to assignment), and if such consents are given such item shall be assigned to PURCHASER. PURCHASER shall give SELLER written notice of those Maintenance, Service and Leasing Agreements that PURCHASER desires to assume prior to the expiration of the Inspection Period. If SELLER is unable to obtain, or elects not to obtain, the termination of any Maintenance, Service or Leasing Agreement which PURCHASER desires not to assume by the Closing Date, or if SELLER is not able to obtain the consent of a third party for an assignment of any such Maintenance, Service or Leasing Agreement, PURCHASER shall have the right to either (i) terminate this Contract by giving written notice of such termination to SELLER, in which event the Earnest Money shall be returned to PURCHASER and neither SELLER nor PURCHASER shall have any further duties or obligations hereunder except as expressly provided for herein or (ii) assume such Maintenance, Service and Leasing Agreement and close this transaction in accordance with the terms of this Contract.

            (g) SELLER's rights, titles and interests in all warranties, guaranties, bonds, certificates (including Certificates of Occupancy for the Improvements), permits, utility capacities, utility commitments or agreements and, subject to the terms and provisions hereof, the
      Replacement Reserve Escrow held by the Lender (as such terms are hereinafter defined in Subparagraphs 2(a) and 2(c)) relating to the Land, the Improvements or the Personal Property to the extent that same are in existence and assignable without the consent of third parties (other than Lender). To the extent that the consent of a third party (other than Lender) is required, SELLER shall use its reasonable efforts to obtain such consent (but SELLER shall not be obligated to incur any expenses in obtaining such consent), and if such consent is given such item shall be assigned to PURCHASER. With respect to prorations on the closing statement, SELLER shall be given a credit for any escrow accounts for taxes covering the period after the Closing Date to the extent not otherwise prorated hereunder held by the Lender that are transferred to PURCHASER. There is expressly excluded herefrom the assignment by SELLER of (i) any amounts deposited with utility companies as security; (ii) any escrows for insurance premiums; and (iii) any escrows for taxes, general or special assessments, or utilities.

            (h) All site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, environmental studies or reports, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind in SELLER's possession or in the possession of any agent of SELLER that relate to the Land, the Improvements or the Personal Property.

            (i) All promotional materials, market studies, tenant data and other materials of any kind in SELLER's possession or in the possession of any agent of SELLER used in the continuing operation of the Improvements; provided, however, that the material which, in SELLER's opinion, constitutes a part of SELLER's continuing business operations or financial records may be retained by SELLER if SELLER gives PURCHASER legible copies of same.

            (j) All rights, titles and interests of SELLER in and to the name "Nob Hill Apartments" and all good will, if any, related to the Nob Hill Apartments and telephone numbers assigned to the Improvements (to the extent that such telephone numbers may be assigned).

            (k) Any and all other rights, privileges and appurtenances owned by SELLER and in any way related to, or used in connection with, the operation of the Nob Hill Apartments.

      The term "Property", as hereinafter used, shall mean all property, whether real or personal, described in Subparagraphs 1(a) through 1(k) above. PURCHASER and SELLER acknowledge, and PURCHASER agrees, that the Property will be sold to PURCHASER in its "AS-IS, WHERE IS" condition and with all faults, and without any warranty, express or implied, as to fitness, habitability, use, merchantability, quality of construction, workmanship, or otherwise except as to warranties of title and the warranties and representations set forth herein or that may be set forth in the closing documents. PURCHASER represents and warrants to SELLER that PURCHASER is entering into this Contract and shall purchase the Property (subject to the terms hereof) solely on the basis of PURCHASER's own independent investigations without relying upon any statement, information or projection made by SELLER, its agents, employees or contractors except for (i) the representations and warranties made herein by SELLER and (ii) the written information being furnished to PURCHASER by SELLER pursuant to the terms of this Contract, and in no event shall SELLER be liable for any consequential damages related thereto.

      2. PURCHASE PRICE. The purchase price for the Property shall be TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (hereinafter referred to as the "Purchase Price"). At Closing (hereinafter defined), PURCHASER shall pay to SELLER the Purchase Price in the following manner:

       (a) PURCHASER shall assume the payment of the existing principal balance as of the Closing Date (hereinafter defined) (such principal balance herein called the "Loan Principal Balance"), and the payment of interest accruing thereon from and after the Closing Date (which principal and interest shall not include any deferred interest or penalty or default interest), of that certain loan (the "Loan") encumbering the Property evidenced by a Deed of Trust Note (Multifamily) and Rider to Deed of Trust Note, both dated October 20, 1993, executed by the SELLER and payable to the order of Newport Mortgage Company, L.P., a Texas limited partnership ("Newport Mortgage") in the original principal amount of $7,034,200.00 (the "Note") and shall agree to perform, assume and observe all obligations of the SELLER under the documents evidencing, relating to or securing the Loan (the Note and all such documents evidencing, relating to or securing the Loan are herein collectively called the "Loan Documents"). For the purposes of this Contract, Newport Mortgage, or any successor owner and holder of the Loan, is herein called the "Lender."

      (b) The remainder of the Purchase Price, being $10,000,000.00 less the outstanding principal balance of the Note (described in Subparagraph 2(a) above) assumed by the PURCHASER as of the Closing Date, shall be paid to SELLER by PURCHASER in cash (United States Dollars) at Closing (the "Cash Portion").

       (c) It is understood and agreed that part of the Purchase Price represents consideration to be paid by PURCHASER to SELLER for amounts held by Lender in escrow for the benefit of SELLER pursuant to the terms of that certain Replacement Reserve Agreement dated October 20, 1993 by and between SELLER and Newport Mortgage Company, L.P., as modified by letter from HUD dated May 4, 1995, which amounts are to be transferred to PURCHASER by SELLER in connection with this transaction (the "Replacement Reserve
             Account"). It is acknowledged and agreed that the Replacement Reserve Account shall continue to be held by Lender and governed by the terms of said Replacement Reserve Agreement.

       3.DEPOSIT OF CONTRACT AND EARNEST MONEY WITH TITLE COMPANY; INDEPENDENT CONTRACT CONSIDERATION.

            (a) A fully executed counterpart of this Contract, together with PURCHASER's earnest money in the amount of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00), (which amount shall be placed in an interest bearing account with a financial institution acceptable to SELLER and PURCHASER), shall be deposited on or before 5:00 P.M. San Antonio, Texas time by the third day after this Contract has been fully executed by PURCHASER and SELLER in the trust account of Mr. Chris Haynes, Counsel for SELLER, whose address is as set forth on Page 17 of this Agreement, who shall hold same in accordance with the terms and provisions of this Contract. Mr. Haynes shall provide written notification to SELLER and SELLER's Counsel that such amount has been received and deposited by Mr. Haynes. For the purposes of this Contract, any reference to the "Title Company" returning or disbursing the Earnest Money (as defined in the immediately following sentence) prior to the expiration of the Inspection Period (as hereinafter defined) shall mean Mr. Haynes returning or disbursing the Earnest Money. Such amount, together with (i) any interest earned thereon and (ii) the additional deposits, if made pursuant to the terms of Paragraph 5, is herein called the "Earnest Money." In the event the Earnest Money is not so deposited with the Title Company, SELLER may terminate this Contract by giving written notice to PURCHASER and the Title Company, in which event neither SELLER nor PURCHASER shall have any further duties or obligations hereunder except as expressly provided for herein. The Earnest Money shall be held in escrow by the Title Company and disbursed in accordance with the terms hereof, and if this transaction closes, shall be disbursed to SELLER as part of the cash portion of the Purchase Price. SELLER and PURCHASER agree that Title Company, as escrow agent, shall be a stakeholder only and shall not be liable to either SELLER or PURCHASER for any damages, losses or costs resulting from the performance of its duties hereunder in strict accordance with the terms of this Contract. Title Company, as escrow agent, shall have the right, exercisable in its discretion, to be discharged as escrow agent by tendering unto the registry or the custody of any court of competent jurisdiction in Bexar County, Texas, the Earnest Money and interpleader legal pleadings as the Title Company deems appropriate.

            (b) Contemporaneously with the execution of this Contract, PURCHASER has paid to SELLER the amount of FIFTY AND NO/100 DOLLARS ($50.00) (hereinafter referred to as the "Independent Contract Consideration"), which amount the parties have bargained and agreed to as the consideration for PURCHASER's agreement to purchase the Property in accordance herewith, and for SELLER's execution, delivery and performance of this Contract. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Contract, is nonrefundable, and shall be retained by SELLER, notwithstanding any other provision of this Contract.

       4. DELIVERY OF DOCUMENTS BY SELLER. On or before 5:00 p.m. on the date which is ten (10) days after the Effective Date (defined in Paragraph 26 below), except as expressly noted herein, SELLER shall deliver to PURCHASER the following documents:

            (a) Copies of audited income statements for the Property for the calendar years 1993, 1994 and 1995 and an income statement for that portion of 1996 which is available certified by SELLER to be true, correct and complete to the best of SELLER's knowledge;

            (b) A tenant rent roll (the "Tenant Rent Roll") certified by SELLER to be true, correct and complete to the best of SELLER's knowledge, setting forth the number of units in the Improvements, the name of each Tenant and the unit leased, and a description of each Tenant Lease reflecting (i) the commencement date and scheduled expiration date; (ii) the rental paid; and (iii) any security and other deposits;

            (c) A copy of the standard lease form for the Property, and SELLER will make available to PURCHASER for review at the on-site management office at the Property, copies of all Tenant Leases;

           (d) Copies of the Maintenance, Service and Leasing Agreements listed on Schedule I attached hereto and made a part hereof for all purposes;

            (e) A commitment for Title Insurance underwritten by Chicago Title Insurance Company covering the fee estate in the Land and the Improvements (the "Title Commitment") from the Title Company, setting forth the status of title of the Land and the Improvements, together with true, complete, and legible copies of all documents referred to in the Title Commitment.

            (f) Two (2) copies of a survey last revised October 13, 1993, prepared by Alamo Consulting Engineering & Surveying, Inc., 125 West Sunset, San Antonio, Texas 78209 (the "Survey"). The Survey shall be updated and recertified to PURCHASER as provided for in Paragraph 6 below.

           (g) Copies of all tax statements and valuation notices for the Property after January 1, 1993;

            (h) Certificates evidencing any effective UCC financing statements then of record with the Secretary of State of the State of Texas and the County Clerk of Bexar County, Texas, that name SELLER as debtor and that relate to the Property or any part or parts thereof;

           (i) Copies of the Certificates of Occupancy held by SELLER for the improvements;

            (j) To the extent available, copies of loss runs from the liability insurance carriers for the SELLER applicable to the Property for the three
      (3) years immediately preceding the Effective Date of this Contract;

            (k)   An itemized list of the Personal Property; and

            (l) Copies of the Loan Documents (other than for any Loan Documents that may evidence the sale of the Loan from Newport Mortgage to a third-party investor).

The documents described in this Paragraph 4 are the "Documents," and the information contained in the Documents is the "Information." If this Contract is terminated as provided for herein below, PURCHASER agrees to return to SELLER the Documents and any reports and information that have been furnished to PURCHASER by SELLER for review. PURCHASER also agrees to allow SELLER to review copies of all reports, appraisals and Memoranda obtained by PURCHASER in connection with PURCHASER's due diligence. PURCHASER agrees to keep all Information contained in the Documents confidential; provided, however, that PURCHASER may furnish and disclose the Documents and the Information to third parties that PURCHASER deems necessary to assist PURCHASER in its review and analysis of the Property, so long as PURCHASER obligates such third parties to keep the Documents and the Information confidential and uses reasonable efforts in having such third parties adhere to such obligation.

      5. INSPECTION PERIOD; ADDITIONAL DEPOSIT. From the Effective Date of this Contract to the earlier to occur of (i) any termination of this Contract or (ii) the Closing Date, SELLER shall afford PURCHASER and its representatives, at PURCHASER's sole cost and expense, a continuing right to inspect, at reasonable hours, the Property, the Documents, and all other documents or data pertaining to the ownership and operation of the Property. SELLER shall assemble any Documents reasonably requested by PURCHASER, to the extent in SELLER's possession, at SELLER's office, at the office of SELLER's property management company, or at the on-site property management office. PURCHASER shall not unreasonably interfere with the rights of any party then in possession of the Property pursuant to the Tenant Leases. If PURCHASER, in its sole and absolute discretion, elects to continue with this transaction, PURCHASER shall, prior to 11:59 p.m San Antonio, Texas time on the day that is thirty (30) days after PURCHASER'S receipt of the Documents (such period of time being herein called the "Inspection Period"), (a) deliver written notice of such election to SELLER and the Title Company and (b) (i) cause Mr. Haynes to deposit the initial $50,000 Earnest Money and interest accrued thereon with Chicago Title Insurance Company (the "Title Company"), 14607 San Pedro, Suite 175, San Antonio, Texas 78232, Attention: Mr. James M. Houlihan [telephone: (210) 490-1451; fax: (210) 490-3897] and (ii) deposit with the Title Company the additional sum of Fifty Thousand and No/100 Dollars ($50,000.00) which shall be added to and become a part of the Earnest Money. The Earnest Money, upon such election, shall become non-refundable to PURCHASER except as expressly provided for herein and shall be disbursed in accordance with the terms of this Contract. If PURCHASER fails to give such notice and/or deposit the additional $50,000.00 of Earnest Money by the end of the Inspection Period, then this Contract shall automatically terminate, in which event the Earnest Money shall be returned to PURCHASER and neither SELLER nor PURCHASER shall have any further rights, duties or obligations hereunder except as expressly set forth herein. PURCHASER shall give SELLER written notice by the eleventh (11th) day after the Effective Date of any Documents required to be delivered to PURCHASER that have not been delivered.

      6. TITLE AND SURVEY.  (a)  PURCHASER  shall have the right,  within thirty
(30) days after receipt of the last of the Survey, the Title Commitment and all title exception documents referenced in the Title Commitment, to object in writing to any matters reflected by the Survey or the Title Commitment. All matters shown on Schedule B of the Title Commitment to which PURCHASER objects are "Nonpermitted Encumbrances." All matters to which objection is not made are "Permitted Encumbrances." SELLER, at its sole cost and expense, shall have the right, but not the obligation, to cure or remove all Nonpermitted Encumbrances and shall give PURCHASER written notice, within ten (10) days after receipt of PURCHASER's written objections, of those Nonpermitted Encumbrances, if any, that SELLER shall use its reasonable efforts to cure (provided, however, that SELLER shall not be obligated to incur any costs or expenses in connection with such cure).  PURCHASER,  upon receipt of such notice from SELLER, may elect to either
(i) terminate this Contract if SELLER has elected to not cure all or any of the Nonpermitted Encumbrances or (ii) continue with this transaction. PURCHASER shall give SELLER written notice of such election within five (5) days after receipt of SELLER's notice. If SELLER does not give such notice or thereafter does not, prior to Closing, remove or cure those Nonpermitted Encumbrances that SELLER was to attempt to remove or cure using reasonable efforts, or if additional Nonpermitted Encumbrances are discovered prior to Closing which are disclosed to SELLER and PURCHASER in writing and which are not removed or cured by SELLER prior to Closing, then PURCHASER shall have the right either to (i) terminate this Contract by delivering written notice to SELLER and the Title Company at any time prior to the Closing, in which event neither SELLER nor PURCHASER shall have any further rights or duties hereunder except as expressly provided for herein or (ii) elect to purchase the Property subject to the Nonpermitted Encumbrances (in which event said Nonpermitted Encumbrances shall be deemed to be Permitted Encumbrances).

      (b) In the event that PURCHASER elects to proceed with this Contract after the Inspection Period pursuant to the terms of Section 5 above, SELLER shall have the Survey updated to a current date and certified to PURCHASER, and shall deliver the updated and recertified Survey to PURCHASER within twenty (20) days after the expiration of the Inspection Period. PURCHASER shall have the right to give written notice to SELLER, within seven (7) days after SELLER's receipt of the updated and recertified Survey, of PURCHASER's objections to matters shown on the updated and recertified Survey which were not shown on the Survey. Such matters so objected to shall be deemed "Nonpermitted Encumbrances," as such term is defined in Subparagraph 6(a), and the terms and provisions set forth in the third through sixth sentences, inclusive, of Subparagraph 6(a) shall be applicable to such matters.

      (c) In connection with the closing of this transaction, PURCHASER shall expressly assume the obligations of SELLER under that certain Contractual Indemnity Agreement dated October 15, 1993 by and between SELLER and the City of San Antonio, by and through the San Antonio Water System, a copy of which is attached hereto as Exhibit B. SELLER agrees to use its reasonable efforts to have the City of San Antonio agree that the terms of said Contractual Indemnity Agreement shall inure to the benefit of PURCHASER and any successors and assigns of PURCHASER.

      7.  SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS.

      The following representations and warranties are hereby made to PURCHASER by SELLER:
            (a) SELLER now has and will have on the Closing Date good and indefeasible title, right and interest in fee simple in and to the Land and Improvements constituting a part of the Property and has good title to the Personal Property, and will on the Closing Date have such interests free and clear of all liens, mortgages, easements, leases, tenancies, encumbrances and defects, except for the liens and security interests securing the Loan, the matters set forth in the Title Commitment which are Permitted Encumbrances and on the Survey, the rights of tenants in possession pursuant to unrecorded residential leases, and the Maintenance, Service and Leasing Agreements.

            (b) There are no actions, suits (condemnation or otherwise), claims, assessments or proceedings pending that SELLER has received written notice of or, to the knowledge of SELLER, threatened that could adversely affect the ownership, operation, maintenance, development, use or occupancy of the Property or SELLER's ability to perform hereunder. PURCHASER acknowledges that the value of the Property may be reassessed from time to time for tax purposes and that tax rates may be increased from time to time. SELLER will give PURCHASER written notice of any such reassessment or increase of which SELLER has notice.

            (c) There are no parties in possession of any portion of the Property except as (i) tenants under written leases as set forth on the Tenant Rent Roll; (ii) parties having rights in and to the Property as disclosed by the title exception instruments set forth in the Title Commitment or as shown on the Survey; and (iii) shown by the Maintenance, Service and Leasing Agreements.

            (d) The Property is subject to no leases or rights of any occupants, oral or written, other than those Tenant Leases set forth on the Tenant Rent Roll. Except as disclosed on the Tenant Rent Roll, to the best of SELLER's knowledge (i) no rent payable under any Lease has been paid more than thirty (30) days in advance of its due date; (ii) no Tenant is asserting any claim of offset or other defense in respect of its or the landlord's obligations under its Tenant Lease; (iii) no Tenant is entitled to any concession, rebate, allowance or period of occupancy free of rent under its Tenant Lease or under any other agreement; (iv) there are no agreements with any of the Tenants except as set forth in the Tenant Leases; and (v) no Tenant Lease has been modified or amended except as set forth on the copy made available to PURCHASER for review, and such copy is a true, correct and complete copy of each such Tenant Lease.

            (e) To the best of SELLER's knowledge neither SELLER nor the Property is subject to any existing, pending, or threatened governmental investigation or any governmentally imposed remedial obligations pertaining to health or the environment. SELLER hereby discloses to PURCHASER that asbestos was found in sprayed-on acoustical ceiling material; floor tiles and mastics; thermal board taken from HVAC closets; and a black tar sealant used as caulking around HVAC piping in HVAC closets. The Lender required SELLER to implement an operations and maintenance program.

            (f) SELLER has not received written notice of any violation of (i) any laws issued by any governmental authority having jurisdiction over the Property or any portion thereof or (ii) any covenants, conditions or restrictions affecting the Property.

            (g) No notice has been received by SELLER from any insurance company that has issued a policy with respect to any portion of the Property or from any board of fire underwriters (or other body exercising similar functions), claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alterations or other work.

            (h) There are no employees engaged in the operation or maintenance of the Property for whom PURCHASER will be responsible after Closing.

            (i) Subject to the provisions of Paragraph 28 of this Contract, SELLER has the full right, power and authority to sell the Property to PURCHASER as provided in this Contract and to carry out its obligations hereunder.

            (j) Subject to Lender and HUD consenting to the sale of the Property to PURCHASER, as addressed in Paragraph 28 below, the execution and performance of this Contract by SELLER will not result in a breach of, or default under, the terms of any agreement or other instrument to which SELLER is bound.

            (k) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by SELLER or to the best knowledge of SELLER pending against SELLER.

            (l) To the best of SELLER's knowledge (i) there are no maintenance, service and leasing agreements relating to the Property other than those described in Schedule I attached hereto; (ii) SELLER has no agreements with any party under the Maintenance, Service and Leasing Agreements relating to the Property except as set forth in said Schedule I; and (iii) no Maintenance, Service or Leasing Agreement has been modified or amended except as set forth on the copy made available to PURCHASER for review, and such copy is a true, correct and complete copy.

           (m) SELLER has no employees involved with the on-site, day to day management of the Property.

            The representations and warranties set forth above are made as of the date this Contract is fully executed and shall be deemed made also as of the Closing Date. It shall be a condition of PURCHASER's obligation to close that the representations and warranties made hereunder are true on the Closing Date; provided, however, that it is agreed and understood that reference will be made to facts existing as of the Closing Date in determining whether the representations and warranties have been breached. All such representations and warranties shall survive the Closing, subject to the limitations set forth herein, and shall not be deemed to have merged into or by governed by the closing documents. PURCHASER has two years and one day after the Closing Date to file against SELLER, subject to the terms of the immediately preceding two sentences, an action in a court of competent jurisdiction for any breach of the warranties and representations set forth herein. After such two year and one day period PURCHASER shall no longer have the right to prosecute such claim against SELLER or any partner of SELLER. For the purposes hereof, the phrase "SELLER's knowledge" or similar phrases shall be defined to mean that no fact or circumstance has come to the attention of Mr. John Watts, a Senior Vice President of First PW Growth Properties, Inc. ("PW Growth"), general partner of Paine Webber Growth Properties LP ("PWGP"), PWGP and PW Growth being the general partners of SELLER, which would otherwise qualify or contradict the representation or warranty made.

            If any representation or warranty above is known by PURCHASER prior to Closing, to be untrue in any material respect and is not remedied by SELLER prior to Closing, PURCHASER may either (i) terminate this Contract, in which event the Earnest Money shall be returned to PURCHASER and neither party shall have any further rights or duties pursuant to this Contract except as expressly provided for herein; or (ii) waive its objections to any such untrue representation or warranty and close this transaction.

      From the date hereof until the Closing Date or earlier termination of this Contract, SELLER shall:

            (a) At no cost or expense to PURCHASER, operate, maintain and repair the Property or cause the same to be operated, maintained and repaired, in a prudent and businesslike manner as if SELLER intended to continue to own the Property;

           (b) Deliver to PURCHASER once a month during the term of this Contract a current rent roll for the Property;

            (c) Keep, observe, and perform its obligations as landlord under each of the Tenant Leases, and not terminate or cause the termination of any Tenant Lease except in the ordinary course of business;

            (d) Not enter into any written or oral service contract or other agreement with respect to the Property that will not be fully performed by SELLER on or before the Closing Date, or that will not be cancelable by PURCHASER on thirty (30) days prior written notice without liability to PURCHASER on or after the Closing Date, without first obtaining the written consent of PURCHASER, which consent PURCHASER agrees to not unreasonably withhold or delay;

            (e) SELLER shall not enter into new Tenant Leases or modify or amend existing Tenant Leases without the prior written consent of PURCHASER, which consent shall not be unreasonably withheld or delayed; provided, however that notwithstanding the foregoing, SELLER may execute new Tenant Leases and modify or amend existing Tenant Leases so long as the rental and other sums due and payable thereunder are at a rate of not less than ninety-five percent (95%) of the rental and other sums presently charged Tenants for similar space under existing Tenant Leases entered into within the last sixty (60) days, the Tenant Leases are on the standard form of lease utilized by SELLER, and the tenancy does not exceed the maximum term then being offered for Tenant Leases within the last sixty (60) days prior to the Effective Date of this Contract (but in no event to exceed twelve
      (12) months, including any options to renew);

            (f) Not grant any bonus, free months' rental, rebate or other concession to any present Tenant (except as currently set forth in such Tenant's existing lease) or future Tenant of the Property that would extend beyond the Closing Date except in the ordinary course of business and as approved by PURCHASER, and PURCHASER agrees that such approval shall not be unreasonably withheld or delayed;

            (g) Advise PURCHASER promptly of any litigation, arbitration or administrative hearing before any governmental agency concerning or affecting the Property which is instituted or threatened after the Effective Date; and

            (h) Forward to PURCHASER copies of all notices of default of SELLER, as Landlord under the Tenant Leases, received by SELLER from any Tenant.

      8.  PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

      PURCHASER represents, warrants, covenants, and agrees with SELLER to the following as of the date this Contract is fully executed and as of the Closing
Date:

            (a) PURCHASER has the full right, power, and authority to purchase the Property from SELLER as provided in this Contract and to carry out its obligations hereunder, and all required action (corporate or otherwise) necessary to authorize PURCHASER to enter into this Contract and to carry out its obligations hereunder has been taken.

            (b) PURCHASER agrees to indemnify and hold SELLER harmless from and against any mechanics' and materialmen's liens or other liens or claims, suits, actions, debts, liabilities, damages, costs, charges and expenses, including court costs and reasonable attorneys' fees, which SELLER may suffer or incur by reason of any action taken by PURCHASER prior to the Closing Date in connection with PURCHASER's inspection, testing, studying, and examination of the Property. This indemnification shall survive the termination of this Contract or the consummation of this transaction, as may be applicable, notwithstanding anything else to the contrary contained herein.

            (c) PURCHASER shall restore the Property substantially to its condition existing prior to any tests or studies conducted by PURCHASER if any damage or change in condition of the Property results from such tests or studies. Such obligation shall survive the termination of this Contract, notwithstanding anything else to the contrary contained herein.

            (d) The execution and performance of this Contract by PURCHASER will not result in a breach of, or default under, the terms of any agreement or other instrument to which PURCHASER is bound.

            (e) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by PURCHASER or, to the best knowledge of PURCHASER, pending against PURCHASER.

      9. ENTRY ON PROPERTY PRIOR TO CLOSING. From and after the Effective Date of this Contract, and so long as this Contract is in effect, PURCHASER and PURCHASER's representatives, agents or consultants may enter upon the Property for purposes of inspecting the Property; provided, however, PURCHASER shall not permit any liens to attach to the Property by reason of the exercise of such rights or unreasonably interfere with the rights of any party then in possession of the Property pursuant to Tenant Leases.

      10. CLOSING. Subject to the terms of this Contract, the purchase and sale of the Property ("Closing") shall be closed in the offices of the Title Company (or such other place as may be mutually agreed to by SELLER and PURCHASER) at 10:00 a.m. San Antonio, Texas time on or before the date which is thirty (30) days after the updated and recertified Survey has been reviewed by PURCHASER and PURCHASER has elected to continue with this transaction as evidenced by written notice of such election to SELLER, or such other date and time as may be mutually agreed upon in writing by SELLER and PURCHASER (the "Closing Date"). In the event that HUD and the Lender, through no fault or delay of PURCHASER, have not given preliminary approval (without any material adverse change in the terms and conditions of the Loan from Lender) to the sale of the Property to PURCHASER and the assumption of the Loan by PURCHASER by the Closing Date, SELLER and PURCHASER agree that PURCHASER, at its election and upon written notice to SELLER on or before the scheduled Closing Date, may elect to extend the Closing Date for a period of sixty (60) days in order to obtain such preliminary approvals; provided, however, that SELLER and PURCHASER agree that the Closing shall occur within seven (7) days after such preliminary approvals have been obtained. In the event that such approvals have not been obtained by the Closing Date through no fault or delay of either SELLER or PURCHASER, the Closing Date may be extended as described in the immediately preceding sentence by either SELLER or PURCHASER with the Closing to occur within seven (7) days after such preliminary approvals have been obtained. At Closing, SELLER, at SELLER's expense, shall deliver to PURCHASER and/or deposit in escrow with the Title Company which shall act in accordance with SELLER's escrow instructions, the following:

            (a) A Special Warranty Deed in form acceptable to PURCHASER conveying good and indefeasible title in fee simple to the Property free and clear of any and all liens, leases, tenancies, encumbrances, conditions, easements, assessments, restrictions, and other conditions except for the following:

           (1) general real estate taxes and assessments for the year of closing and other subsequent years not yet due and payable; and

           (2) the Permitted Encumbrances.

            (b) A copy of the Commitment marked to reflect the agreement of the Title Company to issue an Owner's Title Policy of Insurance (the "Owner's Policy") pursuant to the Commitment in the amount of the Purchase Price insuring good and indefeasible fee simple title to the Property in PURCHASER subject only to the Permitted Encumbrances and the standard printed exceptions in the standard form of Owner's Title Policy issued in the State of Texas including, but not limited to, restrictions of record which are Permitted Encumbrances, taxes for the current and subsequent years, and subsequent assessments for prior years due to change in land usage or ownership. Any exception for the rights of parties in possession shall, to the extent allowed by the applicable title insurance regulations, be amended and/or endorsed to read "Rights of parties in possession pursuant to unrecorded tenant leases" or similar language. PURCHASER, at its option, may have the standard printed exception relating to survey, area and boundaries endorsed to the extent allowed by the applicable title insurance regulations to read "Shortages in Area," with the cost of such endorsement being paid by PURCHASER.

           (c) Tax statements from all taxing authorities showing no delinquent taxes.

            (d) Possession of the Property free of all leases and/or tenancies other than the Tenant Leases.

            (e) A Bill of Sale and Assignment containing warranties of title conveying to PURCHASER the Personal Property in its "As Is" and "Where Is" condition as provided for in Paragraph 1 above.

            (f) An Assignment of all Tenant Leases and security, pet and other deposits (plus any interest accrued thereon if required to be paid to the tenants pursuant to applicable law) attributable thereto, to which will be attached a Tenant Rent Roll, dated not more than 72 hours prior to Closing, certified by SELLER to be true, correct and complete to the best of SELLER's knowledge plus a written update made by the management company for proration purposes.

            (g) Evidence satisfactory to the Title Company of SELLER's capacity and authority, and the capacity and authority of SELLER's general partners, to enter into and close this transaction.

            (h) A letter, to be executed by SELLER and PURCHASER, to all existing tenants informing them of the sale and directing them to make future rental payments to PURCHASER in compliance with Texas Property Code ss.92.105.

            (i) Payment by SELLER to PURCHASER of all security, pet and other deposits held by SELLER accompanied by an itemized list of the tenants whose security deposits, pet deposits and such other deposits (if any) are being transferred and the amount of deposit allocated to each tenant.

            (j) An Assignment of the items  referenced in  Subparagraphs 1. (f),
      (g), (h), (i), (j) and (k) (but with respect to the Maintenance, Service and Leasing Agreements referenced in Subparagraph 1.(f), only to the extent PURCHASER elects to assume same). SELLER shall also assign to PURCHASER by such Assignment the interest of SELLER in escrow funds held by Lender for the payment of taxes and assessments for the Property per the provisions of the third grammatical paragraph of Paragraph 11 below.

            (k) Such affidavit as the Title Company may reasonably require in order to omit from the Owner's Policy all exceptions for unfiled mechanics', materialmen's, or similar liens.

            (l) All original Tenant Leases and originals or copies of the books and records in the possession of SELLER or SELLER's management company relating to the Property.

            (m) An affidavit in form and substance satisfactory to PURCHASER stating SELLER's taxpayer identification number and that SELLER is not a "Foreign Person", as provided for in Paragraph 23 below.

            (n) A Notice regarding deed restrictions and other restrictions of record applicable to the Property (which Notice shall also be executed by PURCHASER), if required by applicable law.

            (o) Withdrawal of any assumed name certificate filed by SELLER evidencing the use by SELLER of the name "Nob Hill Apartments".

            (p) Copies (or originals if SELLER has same) of certificates of occupancy for the Property which are in the possession of SELLER and permits necessary for the operation of the Property.

            (q) To the extent delivered to SELLER, the Estoppel Letter and consent to sale executed by the Lender and/or HUD, as provided for in Paragraph 29 below.

            (r) Any and all other documents reasonably required to be executed by SELLER to consummate this transaction.

      Drafts of the documents specified in subparagraphs 1.(a), (c), (f), (h) and (j) shall be prepared by SELLER and delivered to PURCHASER on or before seven (7) days prior to the Closing Date.

      At Closing, PURCHASER, at PURCHASER's expense, shall deliver to SELLER and/or deposit in escrow with the Title Company which shall act in accordance with PURCHASER's escrow instructions, the following:

            (a)   The Cash Portion of the Purchase Price.

            (b) Such documents as may be required by the Lender and/or HUD to evidence the assumption of the Loan by the PURCHASER.

            (c) Evidence of PURCHASER's capacity and authority, and the capacity and authority of PURCHASER's general partner(s), to enter into and close this transaction.

            (d) Any and all other documents reasonably required to be executed by PURCHASER to consummate this transaction, including an instrument wherein PURCHASER assumes the duties and obligations of SELLER under any agreements or items described in Paragraphs 1(f) and 1(g) which have been delivered to and approved by PURCHASER and that are assigned to PURCHASER pursuant to the terms of this Contract.

            (e) Acknowledgment by PURCHASER of receipt from SELLER of the security deposits transferred to PURCHASER as provided above.

            (f) The letter to the existing tenants directing them to make rental payments to PURCHASER, as provided for and described above under SELLER's deliveries.

            (g) The Notice relating to deed restrictions, as provided for and described above under SELLER's deliveries, if required under applicable law.

      11. PRORATIONS. General real estate taxes and other assessments, if any, for the then current year relating to the Property shall be prorated as of 11:59 p.m. San Antonio, Texas time on the day prior to the Closing Date. SELLER agrees to pay all taxes and assessments for the years prior to the year of Closing and to furnish PURCHASER with a certificate or certificates from the appropriate taxing authorities evidencing that all such prior taxes have been paid. SELLER shall also be responsible for taxes for the year in which the Closing occurs up to the Closing Date as specified above, and PURCHASER agrees to pay taxes for the year of Closing from and after the Closing Date. SELLER shall be liable for any deferred taxes and assessments that become due by reason of any changed use of the Property occurring prior to the Closing. PURCHASER shall be liable for any deferred taxes and assessments that become due by reason of any changed use of the Property occurring as of or subsequent to the Closing. All normal and customarily proratable items not otherwise provided for herein, including without limitation, rental and other revenue and income (including but not limited to cable television revenue, pay telephone revenue, and laundry lease revenue), payments and expenses for Maintenance, Service and Leasing Agreements assumed by the PURCHASER pursuant to the terms hereof, lease payments, utilities, interest on the Loan and personal property taxes, shall be prorated as of 11:59 p.m San Antonio, Texas time on the day prior to the Closing Date, SELLER being charged and credited for all of same up to such date and PURCHASER being charged and credited for all of same after such date. If the actual amounts to be prorated under this Paragraph 11 are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, when actual figures are received, a cash settlement will be made between SELLER and PURCHASER. Such final reconciliation between SELLER and PURCHASER shall be made within six (6) months after the Closing Date, provided, however, that if current tax figures are still not available, such final reconciliation between SELLER and PURCHASER with respect to taxes shall be made within one (1) month after the tax statements for the year in which the Closing occurs have been issued. These agreements shall survive Closing and not be merged therein.

      No proration shall be made for delinquent rents existing as of the Closing Date. With respect to such delinquent rents, PURCHASER shall make a reasonable attempt to collect the same for SELLER's benefit after the Closing Date in the usual course of operation of the Property and such collections, if any, less any reasonable cost of collection and any portion thereof attributable to any period from and after the Closing Date, shall be remitted to SELLER promptly upon receipt by PURCHASER; provided, however, nothing contained herein shall require PURCHASER to institute any lawsuit or other collection procedures to collect such delinquent rents. In this connection, all amounts collected from tenants owing delinquent rents shall be applied first to current rental periods and second to satisfy rental obligations arising from past rental periods, in inverse order of maturity. PURCHASER need not attempt to collect rent which is more than six (6) months past due. At the Closing SELLER shall pay to PURCHASER in cash the amount of any prepaid rents paid to SELLER by tenants of the Property for periods commencing as of the Closing Date. These Agreements shall survive Closing and not be merged therein.

      SELLER shall be credited for the impound account balances held by or on behalf of the Lender as of Closing for taxes and assessments, such credit to be applied to SELLER'S estimated liability for taxes and assessments for the year of Closing and the funds in any escrow held by Lender for the benefit of SELLER for the payment of such taxes and assessments shall be assigned to PURCHASER (but such funds are not part of the Property being conveyed to PURCHASER in consideration of PURCHASER'S payment of the Purchase Price). To the extent the balance in such account exceeds SELLER's estimated liability for taxes and assessments for the year of Closing, such balance shall be due and payable by PURCHASER to SELLER at Closing. Included in the Purchase Price is the Replacement Reserve Escrow, and SELLER shall assign to PURCHASER all of SELLER's right, title and interest in and to said accounts. Any escrows for insurance premiums held by the Lender on behalf of PURCHASER shall be returned to SELLER, and PURCHASER shall be required to replenish such escrows with its own funds at Closing as may be required by the Lender.

           12. CLOSING COSTS. At Closing, closing costs and expenses of sale shall be borne as follows:

            (a)   SELLER shall be obligated for and shall pay:

                  (i) The premium for the Owner's  Policy of Title  Insurance in the form to be delivered by SELLER as set forth in Paragraph 10(b) above.

                  (ii) The  cost of the  Survey  (including  having  the  Survey updated and recertified as provided for in subparagraphs 6(b) of this Contract);

                  (iii) Tax certificates;

                  (iv)  SELLER's attorneys' fees;

                  (v) SELLER's prorata share of the costs set forth in Paragraph
            11 above; and

                  (vi) One-half of the escrow fees charged by the Title Company.

            (b)   PURCHASER shall be obligated for and shall pay:

                  (i) Costs of recording the Special Warranty Deed and any documents required by Lender evidencing the assumption of the Loan by PURCHASER;

                  (ii) PURCHASER's prorata share of the costs set forth in Paragraph 11 above;

                  (iii) PURCHASER's attorneys' fees;

                  (iv) Any assumption fees and/or costs (not to exceed $10,000.00) charged by Lender and/or HUD in connection with the assumption of the Loan by PURCHASER; provided, however, that if said assumption fees and costs exceed $10,000.00 and SELLER is unwilling to pay such excess, SELLER may, by written notice to PURCHASER, terminate this Contract. It is expressly understood and agreed that such assumption fees and/or costs do not include amounts which HUD may require SELLER to pay on the basis of the Preliminary Audit or the Final Audit, as such terms are hereinafter defined. If such termination notice is given to PURCHASER, PURCHASER shall have the right to pay such excess, in which event this Contract shall remain in full force and effect and the termination notice by SELLER shall be null and void.

                (v) Costs of inspections  and other due diligence costs incurred by PURCHASER in connection with PURCHASER's due diligence examination of the Property;

                  (vi) The cost of the endorsement to the survey, area and boundary exception of the Owner's Policy of Title Insurance as set forth in Paragraph 10(b) (if PURCHASER elects such endorsement) and such other special title insurance that may be requested by PURCHASER; and

                 (vii) One-half of the escrow fees charged by the Title Company.

      All other closing costs not mentioned herein and for which no provision is made in this Contract shall be paid by SELLER and/or PURCHASER as is customary in San Antonio, Bexar County, Texas.

      13. INDEMNITY. PURCHASER agrees to indemnify, hold harmless and defend SELLER from and against any and all claims, demands, causes of action, loss, liabilities, damages, costs and expenses (including reasonable attorneys' fees and court costs) of every kind and character asserted against or incurred by SELLER at any time and from time to time by reason of or arising as a result of the ownership, occupancy, operation, use, and/or maintenance of the Property by PURCHASER from and after the Closing Date. SELLER shall indemnify, hold harmless and defend PURCHASER from and against any and all claims, demands, causes of action, loss, liabilities, damages, costs and expenses (including reasonable attorneys' fees and court costs) of every kind and character asserted against or incurred by PURCHASER at any time and from time to time by reason of or arising as a result of the ownership, occupancy, operation, use, and/or maintenance of the Property by SELLER prior to the Closing Date. The provisions of this Paragraph 13 shall survive the Closing.

      14. CONDEMNATION PRIOR TO CLOSING. If, prior to Closing, notice of a condemnation or eminent domain proceeding affecting the Property shall be issued, or a condemnation or eminent domain proceeding affecting the Property commenced, or all or any portion of the Property shall be taken for any public or quasi-public purpose by a lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement in lieu thereof, PURCHASER, in PURCHASER's sole discretion, shall have the option of (i) canceling this Contract by giving written notice to SELLER and the Title Company within five (5) days of PURCHASER's receipt of written notice from SELLER of such taking, in which event the Earnest Money shall be returned to PURCHASER by the Title Company within two (2) business days after notification of such cancellation and neither SELLER nor PURCHASER shall have any further duties or obligations hereunder except as expressly provided for herein or (ii) proceed to close this transaction, in which event SELLER shall assign to PURCHASER at closing all of SELLER's right, title and interest in and to any award or other payment arising from such condemnation, eminent domain or other taking by any governmental authority, and PURCHASER and SELLER shall otherwise proceed to close this transaction as provided herein, with the new legal description of the Property then remaining being used for the Special Warranty Deed. SELLER shall also have the right to terminate this Contract upon a taking or condemnation of all of the Property by giving written notice to PURCHASER and the Title Company within five (5) business days of SELLER's receipt of notice of such taking or condemnation, in which event the Earnest Money shall be returned to PURCHASER by the Title Company within two (2) business days after notification of such cancellation and neither SELLER nor PURCHASER shall have any further duties or obligations hereunder except as expressly provided for herein. The parties hereto agree to have the rights and duties set forth in this Section with respect to condemnation and eminent domain rather than the rights and duties set forth in the Vendor and Purchaser Risk Act, Texas Property Code Section 5.007.

      15. BROKER'S FEE. If, as and when the transaction contemplated by this Contract is consummated, SELLER agrees to pay a broker's fee for brokerage services in connection with this transaction to each of Commercial Industrial Properties Co., and CB Commercial Real Estate Group, Inc. (herein each called a "Broker" and collectively called "Brokers") in an amount equal to one percent (1%) of the Purchase Price. Each Broker may divide its fee with any other licensed real estate brokers or salesmen but, notwithstanding any such agreement for division of the fee, SELLER and PURCHASER shall be fully protected (and each Broker does hereby agree to indemnify SELLER and PURCHASER against any loss, damage, expenses or fees incurred by SELLER and/or PURCHASER because of agreements by such Broker to divide such fee) in paying the fee to the Broker provided for herein. SELLER and PURCHASER represent and warrant each to the other that except for the Brokers no broker or agent is representing either of them in this transaction. Should any other broker or agent assert a claim for a fee or commission in connection with this sale, the party through whom such claim is shown or alleged to have been derived shall be solely responsible for the payment of such fee or commission or the defense of a claim in connection with the payment of any such fee or commission. Each party indemnifies and agrees to hold the other harmless of any such claim, cause of action or damages occasioned by a breach of the herein contained agreement, including the payment of reasonable attorneys' fees in defense of same.

      16.  DEFAULT AND REMEDIES.

            (a) In the event that this transaction is not consummated due to SELLER's default for any reason, including, without limitation, inability to furnish the title contemplated hereunder or failure or breach in a material respect of any warranty, covenant or representation made by SELLER hereunder, PURCHASER shall in PURCHASER's sole discretion and as PURCHASER's sole remedy hereunder, either (i) cancel this Contract by giving written notice to SELLER and the Title Company in which event the Earnest Money shall be returned to PURCHASER by the Title Company after notification of such cancellation and neither SELLER nor PURCHASER shall have any further duties or obligations hereunder except as expressly provided for herein; or (ii) proceed to enforce specific performance of this Contract by SELLER and complete the transaction contemplated by this Contract, waiving such defects in title or such failure or breach of warranties, covenants and representations.

            (b) In the event that this transaction is not consummated due to PURCHASER's default, SELLER's sole remedy shall be the receipt of the Earnest Money as liquidated damages, it being mutually covenanted and agreed that in the event of PURCHASER's default SELLER's actual damages would be difficult, if not impossible, to ascertain and therefore the payment of the Earnest Money to SELLER in the event of such default by PURCHASER shall not operate as a penalty but shall constitute reasonable liquidated damages.

      17. ASSIGNMENT OF CONTRACT. The rights, titles and interests of PURCHASER under this Contract shall be assignable and transferable by PURCHASER to any affiliate of PURCHASER, subject to such proposed assignee being acceptable to both the Lender and HUD, at any time upon the proposed assignee delivering to SELLER a written instrument executed by PURCHASER and the proposed assignee in which such proposed assignee assumes the obligations of PURCHASER under this Contract. No consent of SELLER shall be required for such assignment. Any other proposed assignment shall require the prior written consent of SELLER. Upon such permitted assignment the PURCHASER named herein shall remain liable only for such claims, demands, suits, causes of action, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees and court costs) resulting from PURCHASER's inspection of the Property during the Inspection Period and presence on the Property prior to the Closing Date.

      18. NOTICES. Any notices to be given by either party to this Contract shall be given in writing and may be effected by personal delivery, facsimile transmittal, delivery by Federal Express or similar courier service, or mailed by deposit of such into the care and custody of the United States Postal Service, certified, return receipt requested, and postage prepaid, as follows:

      To SELLER:        Nob Hill Partners
                        c/o Paine Webber Growth Properties LP
                        265 Franklin Street, 16th Floor
                        Boston, Massachusetts 02110
                        Attention: Ms. Celia Deluga
                        Telephone: (617) 345-8710
                        Fax:  (617) 345-8725

      with a copy to:    Mr. Michael R. Winkler
                        Campbell & Riggs
                        1980 Post Oak Boulevard, Suite 2300
                        Houston, Texas  77056
                        Telephone:  (713) 621-6721
                        Fax:  (713) 621-5453

      To PURCHASER:     TVO Realty Partners
                        70 East Lake Street, Suite 600
                        Chicago, Illinois 60601
                        Attention: Mr. Wayne A. Vandenburg
                        Telephone: (312) 553-1133
                        Fax: (312) 553-0440

      with a copy to:   Mr. Chris Haynes
                        Chris Haynes, P.C.
                        501 Executive Center Blvd., Suite 100
                        El Paso, Texas 79902
                        Telephone: (915) 544-1991
                        Fax: (915) 544-2619

      The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the continental United States of America by at least five (5) days prior written notice to the other party as herein provided. Notice shall be effective and deemed given upon actual receipt or upon the third business (3rd) day after same is sent as specified above, whichever is earlier.

      19. MODIFICATION OF CONTRACT. This Contract may not be modified or amended except by a written instrument signed by SELLER and PURCHASER. PURCHASER and SELLER may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such condition or obligation.

      20. BINDING EFFECT. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and, subject to Paragraph 17, assigns.

      21. ENTIRE AGREEMENT. This Contract, including any Exhibits attached hereto, constitutes the entire agreement and understanding between the parties hereto and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No statements, agreements or understandings, representations, warranties or conditions not expressed in this Contract shall be binding upon the parties hereto, or shall be effective to interpret, change or restrict the provisions of this Contract unless such is in writing signed by both parties hereto and by reference made a part hereof.

      22. GOVERNING LAW. This Contract shall be construed and interpreted in accordance with the laws of the State of Texas. This Agreement is performable in Bexar County, Texas.

      23. NON-FOREIGN AFFIDAVIT. SELLER warrants and represents that SELLER is a Texas general partnership existing pursuant to the laws of the State of Texas and that no withholding of the Purchase Price is required pursuant to Section 1445 of the Internal Revenue Code of 1954, as amended. In assurance of such warranty and representation, SELLER agrees to execute and deliver to PURCHASER at Closing a Nonforeign Affidavit.

      24. RISK OF LOSS. In the event the Property is damaged or destroyed by fire or other casualty on or after the Effective Date but prior to the Closing, and the cost of repair of such damage equals or exceeds $100,000.00, PURCHASER shall, subject to the terms of the Loan Documents and the right of the Lender in and to any insurance proceeds, have the option of (i) terminating this Contract, whereupon the Earnest Money shall be returned to PURCHASER and neither SELLER nor PURCHASER shall have any further rights or obligations hereunder except as expressly provided for herein or (ii) closing this transaction; provided, however, that with respect to the right provided for in clause (ii) immediately preceding, PURCHASER, subject to the terms of the Loan Documents and the right of the Lender in and to any insurance proceeds, shall be entitled to receive any and all insurance proceeds paid in connection with such casualty, and SELLER's rights in and to such proceeds shall be assigned to PURCHASER. If necessary, the Closing Date shall be extended to a date mutually agreed to by the parties to allow a determination of the repair cost. SELLER hereby agrees to use diligent efforts to settle any insurance claims. PURCHASER shall give SELLER written notice of PURCHASER's election within fifteen (15) days after (a) SELLER has given PURCHASER written notice of such casualty loss and the repair cost has been determined and (b) Lender has given notice to SELLER whether insurance proceeds will be made available for restoration and repair. Subject to the terms of the immediately following paragraph of this Paragraph 24, if the cost of repairing said casualty loss is less than $100,000.00, and if PURCHASER elects to close this transaction, SELLER shall promptly repair such damage and the Closing shall be postponed for such period of time as is reasonably necessary to effect such repairs. In addition, if SELLER shall repair the Property, PURCHASER shall have the right to inspect the Property during and after such repairs are being made, and PURCHASER's obligation to close this transaction shall be conditioned upon such repairs being made in a manner satisfactory to PURCHASER (as PURCHASER may reasonably determine). The parties hereto agree to have the rights and duties set forth in this Section with respect to casualty loss rather than the rights and duties set forth in the Vendor and Purchaser Risk Act, Texas Property Code Section 5.007.

      Notwithstanding any term or provision to the contrary contained in this Paragraph 24, in the event that the Lender requires the insurance proceeds to be applied to the reduction of the Loan, and if the cost of repairing or rebuilding the Property to its prior condition exceeds $50,000.00, then either PURCHASER or SELLER shall have the right to terminate this Contract upon written notice to the other, whereupon the Earnest Money shall be returned to PURCHASER and neither SELLER nor PURCHASER shall have any further rights or obligations hereunder except as expressly provided for herein.

      25. NOTICE TO PURCHASERS OF REAL ESTATE. IN ACCORDANCE WITH THE TERMS OF THE REAL ESTATE LICENSE ACT OF TEXAS, PURCHASER IS HEREBY ADVISED THAT IT SHOULD HAVE AN ABSTRACT COVERING THE PROPERTY EXAMINED BY AN ATTORNEY OF ITS OWN SELECTION, OR BE FURNISHED WITH OR OBTAIN A POLICY OF TITLE INSURANCE. PURCHASER ACKNOWLEDGES RECEIPT OF THIS NOTICE BY EXECUTION OF THIS CONTRACT.

      26. EFFECTIVE DATE. The phrase "Effective Date" or "Effective Date of this Contract" shall mean the latest of the dates by which SELLER, PURCHASER, Brokers and Title Company have executed a counterpart of this Contract.

      27. DAY FOR PERFORMANCE. In the event the day for which performance is scheduled hereunder is a Saturday, Sunday, or a holiday observed by national banking associations in San Antonio, Texas, then the day for such performance shall be the immediately following business day. A "business day" shall mean a day on which the principal offices of national and state chartered banks are open to do business in San Antonio, Bexar County, Texas.

      28. LENDER AND HUD APPROVAL. This Contract is expressly conditioned upon the following:

            (a) Preliminary  approval by HUD of the transactions as set forth in
      Form HUD 92266, Application for Transfer of Physical Assets, and supporting documents submitted to HUD without any qualifications or conditions which must be satisfied before HUD will grant final approval of the Application for Transfer of Physical Assets except (i) evidence that the transfer of the Property to PURCHASER has occurred (including delivery of recorded and unrecorded closing documents); (ii) if required by HUD, the execution by PURCHASER of a new Regulatory Agreement; (iii) delivery of and any modification or amendment to the organizational or enabling documents of PURCHASER; (iv) delivery of PURCHASER's balance sheet; (v) delivery of mortgagee's statement of all trust and escrow accounts as of the Closing Date; (vi) delivery of an endorsement to the existing mortgagee policy of title insurance; (vii) delivery of the HUD approved legal opinion; (viii) delivery of a rental schedule; or (ix) any other conditions or qualifications that are mutually acceptable to PURCHASER and Seller. Notwithstanding the provisions of the immediately preceding sentence, Seller agrees that if, as a condition or qualification to final approval of the Application for Transfer of Physical Assets, HUD requires an audited interim financial statement (in accordance with HUD requirements) for all or any portion of the period from March 31, 1996 to the Closing Date ("Final Audit"), Seller, at Seller's sole cost and expense, will perform such Final Audit and make all financial adjustments arising from such Final Audit. Such Final Audit shall be limited to financial matters and, in particular, shall not apply to any physical audit of the Property. PURCHASER agrees to diligently and continuously pursue HUD approval and to timely provide all documentation and information required by either HUD or Lender. If the Final Audit is required by HUD as a condition or qualification to final approval of the Application for Transfer of Physical Assets, Seller shall, at Closing, escrow with the Title Company ("Audit Escrow") the sum of Ten Thousand Dollars ($10,000.00) from the cash portion of the Purchase Price. The Audit Escrow shall be held and utilized to secure Seller's obligation (x) to deliver the Final Audit and (y) to make any financial adjustments arising from such Final Audit. Upon completion of the Final Audit and finalization of any adjustments arising from such Final Audit, Buyer and PURCHASER shall direct the Title Company to deliver the Audit Escrow to Seller. The Audit Escrow shall be invested in an interest bearing account as directed by Seller, and all interest on the Audit Escrow shall be payable to Seller upon demand.

            (b) On or before the expiration of ten (10) days after the end of the Inspection period, SELLER, at SELLER'S sole cost and expense, shall commission an audited interim financial statement (in the form required by
      HUD) for the period from January 1, 1996 through March 31, 1996 ("Preliminary Audit"). SELLER shall diligently cause the Preliminary Audit to be completed and delivered to HUD for approval. SELLER shall make any financial adjustments arising from such Preliminary Audit on or prior to the Closing Date. SELLER and Buyer's obligation to close is subject to approval by HUD of the Preliminary Audit on or prior to the Closing Date. In the event HUD does not approve the Preliminary Audit on or before the Closing Date (as the Closing Date may be extended as set forth in Paragraph 10), this Contract shall automatically terminate and the Earnest Money shall be returned to PURCHASER.

            (c) SELLER'S obligation to sell the Property in accordance with the terms hereof, and PURCHASER's obligation to purchase the Property in accordance with the terms hereof, is contingent and conditioned upon Lender consenting (which consent and related assumption documents required by Lender shall be in form and substance reasonably acceptable to SELLER and PURCHASER) to the sale of the Property to PURCHASER and the assumption of the Loan by PURCHASER in accordance with the terms and provisions of the Loan Documents by the Closing Date (the original Closing Date provided for herein being subject to a sixty (60) day extension to obtain preliminary approval, if necessary, as described in Paragraph 10 above).

            (d) In the event that Lender and HUD consent to the sale of the Property to PURCHASER and the assumption of the Loan by PURCHASER but condition such consent upon SELLER remaining liable under the terms of the Loan Documents for matters occurring after the Closing Date, SELLER may at its option either elect to continue with this transaction or to terminate this transaction; and in the event that SELLER elects to continue with this transaction, PURCHASER shall be required to execute a Deed of Trust to Secure Assumption in form and substance acceptable to SELLER and PURCHASER and covering the Property to secure the performance by PURCHASER of the obligations being assumed under the Loan Documents. In the event that PURCHASER is not preliminarily approved by HUD for the purchase of the Property and assumption of the Loan by the Closing Date (as same may be extended pursuant to the provisions of Paragraph 10 of this Contract), this Contract shall terminate, the Earnest Money shall be returned to PURCHASER, and neither SELLER nor PURCHASER shall have any further rights, duties or obligations hereunder except as expressly set forth herein.

            (e) SELLER and PURCHASER agree, and the closing documents shall provide, that if final approval is not given by HUD by the date set forth in the HUD preliminary approval letter or any subsequent date pursuant to an extension granted by HUD, then PURCHASER and SELLER shall take such action as may be necessary and required to effect a reconveyance of the Property to SELLER in order that the parties may be returned to their positions prior to the conveyance of the Property to PURCHASER; provided, however, that PURCHASER shall remain responsible for matters relating to the Property that occurred during PURCHASER's ownership of the Property.

      29. ESTOPPEL LETTER FROM LENDER. PURCHASER's obligation to purchase the Property in accordance with the terms hereof is contingent and conditioned upon PURCHASER receiving from the Lender and/or HUD on or before the Closing Date an Estoppel Letter ("the Estoppel Letter") in form and substance substantially similar to the estoppel letter attached hereto as Exhibit C.

      EXECUTED as of the dates set forth below the signatures of the parties hereto, but effective as of the Effective Date.

                              SELLER:

                              Nob Hill Partners, a Texas general partnership

                              By: Paine Webber Growth Properties, LP,
                                  a  Delaware limited partnership,
                                  General Partner

                                    By:   First PW Growth  Properties,  Inc.,
                                          a  Delaware Corporation, its general
                                          partner


                                          By: /s/ John B. Watts III
                                          Name:John B. Watts III
                                          Title:Senior Vice President

                              By: First PW Growth Properties, Inc., a Delaware corporation, General Partner

                                          By: /s/ John B. Watts III
                                          Name:John B. Watts III
                                          Title:Senior Vice President

                              Date executed: 5/27,  1996

                              PURCHASER:

                    TVO Realty Partners, a Texas Corporation

                              By:  /s/ David Vandenburg
                                    Its President


                             By:/s/ David Vandenburg
                                    Name:David Vandenburg
                                    Title:President

                              Date Executed:  5/24, 1996

      Each Broker executes this Contract for the sole purpose of evidencing its agreement to the terms and provisions of Paragraph 15 above. The signature of any Broker shall not be required for any amendment to this Contract (including any modification of the Purchase Price) unless such amendment affects the terms and provisions of Paragraph 15.


                              COMMERCIAL INDUSTRIAL PROPERTIES, INC. COMPANY


                              By:/s/ Frank S. Niendorff
                              Name:Frank S. Niendorff
                              Title:President
                              Date:5/29/96


                      CB COMMERCIAL REAL ESTATE GROUP, INC.


                              By:/s/ J. R. Lumsden
                              Name:J. R. Lumsden
                              Title:Sr VP and MO
                              Date:5/28/96

      CHICAGO TITLE INSURANCE COMPANY executes this Contract for the sole purposes of acknowledging receipt of this Contract.

                              CHICAGO TITLE INSURANCE COMPANY


                              By:/s/ James M. Houlihan
                              Name:James M. Houlihan
                              Title:Comm. Esc. Manager

                              Date Executed:6/3/96

                                    Exhibit A

                              Property Description

BEING 18.588 acres, being 11.419 acres, Lot 9, NCB 14191, Nob Hill Subdivision Unit 3, as recorded in Volume 7200, Page 150, of the Plat Records of Bexar County, Texas and 7.169 acres, all of Lot 7, Nob Hill Unit, as recorded in Volume 6600, Page 239, of the Plat Records of Bexar County, Texas and a 0.04 acre tract, and a 0.30 acre tract out of N.C.B. 14191, City of San Antonio, Bexar County, Texas, said 18.588 acres of land being more particularly described by metes and bounds as follows:

BEGINNING at a found iron rod for the -Northerly corner of this tract, said point being in the Westerly right-of-way of Torino Drive at its intersection with the Southerly right-of-way of Callaghan Road;

THENCE South 480 56' 00" East, a distance of 389.00 feet with said right-of-way of Torino Drive, a found iron rod for a point of curvature;

THENCE curving to the right for a radius distance of 370.10 feet, a central angle of 37o 30' 00", and an arc length of 242.23 feet to a found iron rod for a point of tangency;

THENCE South 1o 26' 00" East, a distance of 100.00 feet with said right-of-way to a found iron rod for a point of curvature;

THENCE curving to the left with a radius distance of 622.06, a central angle of 17o 00' 00" and an arc length of 184 57 feet to a found iron rod for a point of tangency;

THENCE South 28o 26' 00" East, a distance of 181.12 feet with said right-of-way to a found iron rod for the Southeast corner of the tract, said point also being the Northeast corner of Lot 14, Nob Hill Subdivision Unit 4, as recorded in Volume 9500, Page 154 of the Plat Records of Bexar County, Texas;

THENCE South 61(degree) 34' 00" West, a distance of 74.64 feet to a found iron rod for a point of curvature;

THENCE curving to the left with a radius distance of 225.00 feet, a central angle of 19o 02' 00", and an arc length of 74.74 feet to a found X on curb for the point of. tangency;

THENCE South 42o 32' 00" West, a distance of 346.23 feet to a set iron rod for an angle point;

THENCE South 58o 53' 44" West, a distance of 42.61 feet to a found iron rod;

THENCE South 41o 04' 00" West, a distance of 134.23 feet to a found X in concrete for the most Southerly corner of this tract to a point of curvature;

THENCE curving to the left with a radius distance of 525.59 feet, a central angle of 27o 50' 39", an arc length of 255.42 feet to a found iron rod for a point of tangency;

THENCE North 48o 56' 00" West, a distance of 145.95 feet to a set iron rod for a point of curvature; right with a radius distance of 1678.48 feet THENCE curving to the a central angle of 130 11' 22", and a arc length of 386.38 feet to a found PK nail for a point of reverse curvature;

THENCE curving to the left with a radius distance of 821.72 feet, a central angle of 130 11' 22", and an arc length of 89.16 feet to a found iron rod for a point of tangency;

THENCE North 48o 56' 00" West, a distance of 25.00 feet to a found iron rod in the Southerly right-of-way of Callaghan Road for the most Northerwesterly corner of this tract, said point also being the most Northerly corner of Lot 4 of Nob Hill Subdivision Unit 2, as recorded in Volume 6700, Page 21 of the Plat Records of Bexar County, Texas;

THENCE North 41o 04' 00" East, a distance of 508.16 feet with said right-of-way to a found iron rod for the most Northerly corner of Lot 7, said point being in the Westerly line of a 42.00 foot drainage easement and the Westerly line of Lot 9, Nob Hill Subdivision Unit 3, as recorded in Volume 7200, Page 50 of the Plat Records of Bexar County, Texas, continuing, a distance of 293.84 feet with said right-of-way to a found iron rod for a point of curvature;

THENCE curving to the right with a radius distance of 25.00 feet, a central angle of 90o 00' 00", and an arc length of 39.27 feet to the POINT OF BEGINNING and containing 18.584 acres of land more or less in Bexar County, Texas.

                                        Exhibit B

                             CONTRACTUAL INDEMNITY AGREEMENT

STATE OF TEXAS
                          KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF BEXAR

This Agreement is made this day between the NOB HILL PARTNERS, hereinafter referred to collectively as "NOB", and the CITY OF SAN ANTONIO by and through the SAN ANTONIO WATER SYSTEM, hereinafter referred to as "CITY", for the purpose and under the terns and conditions as follows, to-wit:

WHEREAS, NOB owns real property and improvements located at New City Block 14191, Lot 7 also described as 7626 Callaghan Road, San Antonio, Bexar County, Texas, hereinafter referred to as the "subject property"; and,

WHEREAS, CITY owns a sixteen (16) foot sanitary sewer easement over, under and across the subject property, said easement being filed for record in Volume 6600, Page 239, of the Bexar County Plat Records; and,

WHEREAS, NOB has constructed improvements on the subject property in the form of open carports to provide covered parking and tennis courts to its tenants; and,

WHEREAS, the said carports and tennis courts will encroach upon the said sanitary sewer easement, and the parties hereto desire to establish the liability, conditions and limitations regarding said encroachment;

NOW THEREFORE, THE PARTIES AGREE THAT:

SECTION 1. For and in consideration of CITY hereby permitting and consenting to an encroachment upon said sanitary sewer easement by NOB for the carports and tennis courts, NOB hereby agrees to indemnify, save, protect and hold CITY harmless from any claims, damage or loss of whatever kind or nature, including any expenses of litigation or defense, and irrespective of fault, save and except for fault proven to have resulted from the negligence of CITY, which claims, damage, or loss arise from the construction, operation and/or maintenance of said carports and tennis courts or the operation of vehicles under and around said carports and tennis courts including, but not being limited to claims for damage to person or property resulting from the offering of covered carports and enclosed tennis courts by NOB to its tenants and their invitees.

SECTION 2. NOB shall, at its sole expense, insure that CITY has access to the entire aforementioned sixteen foot sanitary sewer easement across, below and above the subject property for the purpose of inspecting, maintaining, constructing, reconstructing and/or removing any and all sewer lines within said easement. The parties hereto expressly agree that this document in no way waives CITY'S rights, legal or equitable, in and to any part of the said sanitary sewer easement, and that NOB shall upon its receipt of the CITY'S written request, remove, at its sole expense, any portion or portions of the encroaching improvements necessary to allow CITY access to the said sanitary sewer easement and any lines or other improvements located therein.

SECTION 3. NOB shall promptly reimburse CITY for any and all damages to any sewer improvements located within the subject property, and for any expense incurred by CITY in the repair and/or replacement of such improvements which damages and/or expenses are a result of the actions of NOB, or its employees, agents, contractors or independent contractors in constructing, installing, maintaining or operating the encroaching carports and tennis courts improvements.

SECTION 4. This document is a contractual transfer of risk, and is entered into knowingly, and with full knowledge of its effect; and it is fully understood and agreed that this agreement is given to induce the permission and consent of CITY for the said encroachment, which permission and consent would not be given absent this agreement.
EXECUTED on this the 15 th      October   1993.

                                      Title By:

                            SAN ANTONIO WATER SYSTEM

                                          By:  /s/ Joe A. Aceves
                                          President and C.E.O.

                      SIGNATURE PAGE FOR NOB HILL PARTNERS,
     ATTACHED TO CONTRACTUAL INDEMNITY AGREEMENT BETWEEN NOB WELL PARTNERS
                          AND THE CITY OF SAN ANTONIO

                      Nob Hill Partners, a Texas general partnership

                              By: Paine Webber Growth Properties LP, a Delaware limited partnership, general partner

                                   First PW Growth Properties, Inc., a Delaware corporation, general partner

                              By:   /s/ Stephen D. Brady
                                    Stephen D. Brady,

                              By: First PW Growth Properties, Inc., a Delaware corporation, general partner

                              By:   /s/ Stephen D. Brady
                                   Stephen D.Brady, Vice President

                                 CORPORATE ACKNOWLEDGMENT

STATE OF TEXAS
COUNTY OF BEXAR

Before me the undersigned authority, on this day personally appeared Joe A. Aceves, President and C.E.O. of the SAN ANTONIO WATER SYSTEM, an agency of the City of San Antonio, a Texas Municipal Corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated.

Given under my hand seal of office this 15 th day of October, 1993.


                                    /s/ Mary D. Palomera
                                    Mary D. Palomera
                                    Printed Name of Notary
                                    My Commission Expires 3/21/96

STATE OF MASSACHUSETTS ss.
                       ss.
COUNTY OF SUFFOLK      ss.

      The foregoing instrument was acknowledged before me this 7 th day of 1993 by Stephen D. Brady, Vice President of First PW Growth Properties, Inc., a Delaware corporation, general partner of Paine Webber Growth Properties LP, a Delaware limited partnership, general partner of NOB HILL PARTNERS, a Texas general partnership, on behalf of said general partnership.

                              Notary's Name Printed: Leslie A. Mulhern,
                              Notary Public
                              My Commission Expires: April 25, 1997


[NOTARIAL SEAL]

STATE OF MASSACHUSETTS

COUNTY OF SUFFOLK

      The foregoing instrument was acknowledged before me this 7th day October, 1993, by Stephen D. Brady, Vice President of First PW Growth Properties, Inc., a Delaware corporation, general partner of NOB HILL PARTNERS, a Texas general partnership, on behalf of said general partnership.

                          NOTARY PUBLIC IN AND FOR THE
                             STATE OF MASSACHUSETTS

                                 Notary's Name Printed:
                                 Leslie A. Mulhern,
                                 Notary Public
                      My Commission Expires: April 25, 1997


[NOTARIAL SEAL]

                                        EXHIBIT C



December 22, 1994

Northcastle  Limited
c/o Dwyer Cambre Borcherdt 3421 N. Causeway Blvd.
Suite 707
Metairie, LA 70002

RE: Purchase of Northcastle Apartments and Assumption of Note Austin, Texas
Gentlemen:

      The  undersigned,   Newport  Mortgage  Company,   L.P.,  a  Texas  limited
partnership ("Newport") does certify as follows, as of the date hereof:

      Description of instrument

I. Newport is the holder of that certain Deed of Trust Note (Multifamily) in the original principal amount of $4,372,900.00 (the "Note") made by Austin Northcastle Partners, Texas general partnership, dated November 9, 1993 which is secured which by Deed of Trust recorded in the Office of the Registrar of the County of Travis, in book 12060, page 92, Deed of Trust records, covering the premises situated at 100 North Mopac, Travis County, Austin, Texas. The obligations pursuant to said Note and Deed of Trust are to be assumed by Northcastle, Ltd, a Texas limited partnership of One Gadtesla Boulevard, Suite 2016, Metairie, Louisiana, Parish of Jefferson, State of Louisiana. The outstanding principal balance of principal due on the Note is $4,309,768.03, with interest at the rate of 7.375%. The current balance in the Replacement Reserve is $257,908.70.

      Defense or Offsets

II. There are no defense or offsets to the Note of Deed of Trust to be assumed, to the best of the undersigned's knowledge.

      Default

III. The undersigned acknowledges that the indebtedness seared by the Deed of Trust to be assumed is current and that the next payment is due on the first day of January, 1995. To the best of our knowledge, the undersigned further acknowledges that payments of this indebtedness are not in default, that no other default or event of default exists and that no notification of a default or violation of any obligation oh the original maker of the Note or the Deed of trust has been made.

      Purpose of Certificate

IV. This declaration is made to enable assumption by Northcastle, Ltd, to be made and accepted.

            The undersigned has executed the Certificate on January , 1995.

                                    Newport Mortgage Company, L.P.
                                    By: DUSCO, Inc. its general partner
                                    By: /s/ Jeffrey S. Juster, President
                                           Jeffrey S. Juster, President

                   FIRST AMENDMENT TO EARNEST MONEY CONTRACT

      This First Amendment to Earnest Money Contract (this "Amendment") is made and entered into as of the 9th day of July, 1996, by and between Nob Hill Partners ("Seller"), and TVO Realty Partners ("Purchaser").

                                   RECITALS

      A. Seller and Purchaser have entered into an Earnest Money Contract dated June 3, 1996 (the "Contract") for the purchase and sale of certain real and personal property described therein and more commonly known as the Nob Hill Apartments located in San Antonio, Texas.

      B. Seller and Purchaser desire to amend the terms of the Contract as provided herein.

                                  AGREEMENTS

      For and in consideration of the premises hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Purchaser agree as follows:

      1. Any capitalized term not defined herein shall have the meaning assigned to such term in the Contract.

      2. The Inspection Period is hereby extended to 11:59 p.m. San Antonio, Texas time on July 31, 1996.

      3. Purchaser will not initiate or continue oral or written correspondence with Lender or HUD regarding the results of Purchaser's ongoing due diligence review of the Property without Seller's prior written consent.

      4. Except as modified or amended herein, the Contract shall remain in full force and effect and is hereby ratified and confirmed in all respects.






                     [This space intentionally left blank]

      IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment in multiple counterparts effective as of the day and year first above written.

                              SELLER:

                              Nob Hill Partners, a Texas general partnership

                              By:   Paine  Webber  Growth   Properties,   LP,
                                    a  Delaware limited partnership,
                                    General Partner

                                    By:   First PW Growth Properties, Inc., a
                                          Delaware corporation, General Partner


                               By:/s/ Celia Deluga
                                  Celia Deluga, Vice President


                              PURCHASER:

                              TVO Realty Partners


                              By:/s/ David Vandenburg
                              Name:David Vandenburg
                              Title:President

                  SECOND AMENDMENT TO EARNEST MONEY CONTRACT

      This Second Amendment to Earnest Money Contract (this "Amendment") is made and entered into as of the 18th day of July, 1996, by and between Nob Hill Partners ("Seller"), and TVO Realty Partners ("Purchaser").

                                   RECITALS

      A. Seller and Purchaser have entered into an Earnest Money Contract dated June 3, 1996 which has been amended by First Amendment to Earnest Money Contract dated July 9, 1996 (the "Contract"), for the purchase and sale of certain real and personal property described therein and more commonly known as the Nob Hill Apartments located in San Antonio, Texas.

      B. Seller and Purchaser desire to amend the terms of the Contract as provided herein.

                                  AGREEMENTS

      For and in consideration of the premises hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Purchaser agree as follows:

      1. Any capitalized term not defined herein shall have the meaning assigned to such term in the Contract.

      2. The Inspection Period is hereby extended to 11:59 p.m. San Antonio, Texas time on August 7, 1996.

      3. Except as modified or amended herein, the Contract shall remain in full force and effect and is hereby ratified and confirmed in all respects.










                     [This space intentionally left blank]

      IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment in multiple counterparts effective as of the day and year first above written.

                              SELLER:

                              Nob Hill Partners, a Texas general partnership

                              By:   Paine  Webber  Growth   Properties,   LP,
                                    a  Delaware limited partnership,
                                    General Partner

                              By:   First PW Growth Properties, Inc., a
                                    Delaware corporation, General Partner

                               By:/s/ Celia Deluga
                                  Celia Deluga, Vice President


                              PURCHASER:

                              TVO Realty Partners


                              By:/s/ David Vandenburg
                              Name:David Vandenburg
                              Title:President

                   THIRD AMENDMENT TO EARNEST MONEY CONTRACT

      This Third Amendment to Earnest Money Contract (this "Third Amendment") is made and entered into as of the 11th day of October, 1996, by and between Nob Hill Partners ("Seller"), and TVO Realty Partners ("Purchaser").

                                   RECITALS

      A. Seller and Purchaser have entered into an Earnest Money Contract dated June 3, 1996 which has been amended by First Amendment to Earnest Money Contract dated July 9, 1996; Second Amendment to Earnest Money Contract dated July 18, 1996; letter dated August 8, 1996 (extending Inspection Period to 11:59 p.m. San Antonio, Texas time on August 12, 1996); letter dated August 15, 1996 (extending Inspection Period to 11:59 p.m. San Antonio, Texas time on August 19, 1996) for the purchase and sale of certain real and personal property described therein and more commonly known as the Nob Hill Apartments located in San Antonio, Texas (said Earnest Money Contract, as amended, being herein called the "Contract").

      B. Seller and Purchaser desire to amend the terms of the Contract to reflect a reduction in the Purchase Price to Nine Million Five Hundred Thousand Dollars ($9,500,000.00) and to otherwise amend the Contract as provided herein.

                                  AGREEMENTS

      For and in consideration of the premises hereof, the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Purchaser agree as follows:

      1. Any capitalized term not defined herein shall have the meaning assigned to such term in the Contract.

      2.    The Contract is amended as follows:

            a. The first sentence of Section 2, "PURCHASE PRICE," is deleted and replaced with the following sentence: "The purchase price for the Property shall be NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($9,500,000.00) (hereinafter referred to as the 'Purchase Price')."

            b. The amount of "$10,000,000.00" found in the first line of Paragraph 2(b) is deleted and the amount of "$9,500,000.00" is inserted in lieu thereof.

            c. Purchaser acknowledges that except as expressly set forth in this Paragraph 2.c of this Third Amendment, Purchaser has completed its due diligence with respect to the Property, has satisfied itself with respect thereto, and has no right to terminate the Contract based on the results of such due diligence pursuant to the terms of Section 5 or Section 6 of the Contract. In accordance with the provisions of Section 5 of the Contract, contemporaneously with the deposit of an executed counterpart of this Third Amendment with the Title Company, Mr. Chris Haynes, counsel for Purchaser, shall deposit the initial $50,000 Earnest Money and the interest accrued thereon with the Title Company, and Purchaser shall deposit the additional sum of $50,000 with the Title Company, which additional sum and any interest earned thereon shall be added to and also be part of the Earnest Money. In the event that such Earnest Money is not deposited with the Title Company by Monday, October 21, 1996, then Seller, at its option and by written notice to Purchaser, may terminate the Contract, in which event the penultimate sentence of Section 5 of the Contract shall be applicable. The Earnest Money when so deposited with the Title Company, shall be nonrefundable to Purchaser other than for the following provisions of the Contract: Paragraph 6(b) (relating to the updated Survey); Section 7 (representations and warranties); Section 14 (Condemnation); Paragraph 16(a) (Seller's default); Section 24 (Risk of
      Loss); Section 28 (Lender and HUD Approval); and Section 29 (Estoppel Letter from Lender).

            d. The first sentence of Paragraph 6(b) of the Contract is revised to provide that Seller shall have the Survey updated to a current date and certified to Purchaser, and shall deliver the updated and recertified Survey to Purchaser within twenty (20) days after the date that Seller has received written notice from the Title Company that the Earnest Money (including the additional $50,000.00 deposit) has been deposited with the Title Company pursuant to the terms of Paragraph 2.c of this Third Amendment.

            e. The first sentence of Paragraph 28(b) of the Contract is deleted and replaced with the following sentence: "On or before the expiration of ten (10) days after the date that Seller has received written notice from the Title Company that the Earnest Money has been deposited with the Title Company pursuant to the terms of Paragraph 2.c of this Third Amendment, SELLER, at SELLER's sole cost and expense, shall commission an audited interim financial statement (in the form required by HUD) for the period from January 1, 1996 through August 31, 1996 ('Preliminary Audit')."

            f. Pursuant to the terms of Paragraph 2(c) of the Contract, Seller and Purchaser understood and agreed that part of the Purchase Price represented consideration to be paid by Purchaser to Seller for the Replacement Reserve Account. Subsequent to the execution of the Earnest Money Contract, HUD (i) consented to the release of the amount of $90,000.00 (the "Released Amount") from the Replacement Reserve Account for the purposes of making, with respect to the Property, roof repairs, siding repairs, and/or repairs to the water system (descaling), and such funds were subsequently paid to, and are currently being held by Seller and (ii) agreed to a reduction in the amount of funds that needed to be kept in the Replacement Reserve Account. With respect to the Replacement Reserve Account:

                  (i) Seller  agrees that in the event the sale and  purchase of the Property is consummated, the Released Amount shall be deposited by Seller in escrow with Lender at Closing and shall be used for the purposes of making repairs to the Property. Seller and Purchaser acknowledge that Purchaser may desire repairs to the Property other than the exterior repairs for which the Released Amount was released, and Seller and Purchaser agree that in such event Seller and Purchaser shall use their reasonable efforts to obtain the consent of HUD (and if required, the consent of the Lender), to such other repairs as may be desired by Purchaser. The Released Amount shall be released to Purchaser pursuant to such escrow agreement as Purchaser may enter into with Lender.

                  (ii) It is expressly  understood  and agreed that Seller shall own and have the right to have distributed to it all "surplus cash" (as such term is defined in the Regulatory Agreement, dated October 20, 1993, executed in connection with the Loan). Seller and Purchaser agree that this surplus cash includes, without limitation, any amounts over and above the minimum balance of $123,842.00 which is to be maintained in the Replacement Reserve Account. Monthly payments made by Seller to the Replacement Reserve Account, to the extent that such payments cause the Replacement Reserve Account to exceed $123,842.00, shall also be deemed to be surplus cash and subject to being distributed to Seller as provided herein, it being understood that the Replacement Reserve Account which is being assigned to Purchaser by Seller in connection with the sale and purchase of the Property shall be in the amount of $123,842.00.

            g. Paragraph 30 shall be added to the Contract and shall read as follows:

            30. WAIVER OF CONTINGENCY FOR LEAD BASED PAINT INSPECTION. PURCHASER HEREBY WAIVES ITS OPPORTUNITY TO CONDUCT A RISK ASSESSMENT OR INSPECTION FOR LEAD-BASED PAINT AND/OR LEAD-BASED PAINT HAZARDS. FURTHERMORE, THE PARTIES ACKNOWLEDGE THE EXECUTION AND DELIVERY OF THAT CERTAIN "DISCLOSURE OF INFORMATION ON LEAD-BASED PAINT AND LEAD-BASED PAINT HAZARDS," AN UNEXECUTED COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT A.

      3. Except as modified or amended herein, the Contract shall remain in full force and effect and is hereby ratified and confirmed in all respects.





                 [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, Seller and Purchaser have executed this Third Amendment in multiple counterparts effective as of the day and year first above written.

                              SELLER:

                              Nob Hill Partners, a Texas general partnership

                              By:   Paine  Webber  Growth   Properties,   LP,
                                    a  Delaware limited partnership,
                                    General Partner

                                    By:   First PW Growth  Properties,  Inc.,
                                     a Delaware corporation, its general partner

                               By: /s/ Celia Deluga
                                   Celia Deluga, Vice President


                              By:   First PW Growth Properties, Inc., a
                                    Delaware corporation, General Partner

                               By:/s/ Celia Deluga
                                   Celia Deluga, Vice President


                              PURCHASER:

                              TVO Realty Partners


                              By:/s/ David Vandenburg
                              Name:David Vandenburg
                              Title:President

                                    EXHIBIT A

   Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards
                                     (SALES)


LEAD WARNING STATEMENT
Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 in notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

SELLER'S DISCLOSURE (initial)

      __ a Presence of lead-based paint and/or lead-based paint hazards (check one below):

      -- Known lead-based paint and/or lead-based paint hazards are present in the housing (explain).

      -- Seller has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

__    b    Records and reports available to the seller (check one below):

      -- Seller has provided the purchaser with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing.
           (list documents below)

       ----------------------------------------------------------------------

      __ Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

PURCHASER'S ACKNOWLEDGMENT (initial)

___   c    Purchaser has received copies of all information listed above.

___ d Purchaser has received the pamphlet  Protect Your Family from Lead in Your
      Home.

___   e    Purchaser has (check one below):

      --   Received a 10-day  opportunity  (or  mutually  agreed upon period) to
           conduct  a  risk   assessment  or  inspection  for  the  presence  of
           lead-based paint and/or lead-based paint hazards, or

      -- Waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

AGENT'S ACKNOWLEDGMENT (initial)

__    f    Agent has informed the seller of the seller's obligations under
           42 U.S.C. 482(d) and is aware of his/her responsibility to ensure compliance.

CERTIFICATION OF ACCURACY

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information provided by the signatory is true and accurate.

                                          SELLER:

                Nob Hill Partners, a Texas general partnership

                                   By:   Paine Webber Growth  Properties,  LP,
                                         a Delaware limited partnership,
                                         General Partner

                                   By:   First PW Growth Properties, Inc.,
                                         a Delaware corporation, its general
                                         partner

Date Executed:  September 30, 1996      By:/s/ Celia Deluga
                                           ----------------
                                           Celia Deluga,
                                           Vice President


                                   PURCHASER:
                          THE VANDENBURG ORGANIZATION, INC. d/b/a
                                        TVO Realty Partners, a Texas corporation

 Date Executed:  October 16, 1996      By:/s/ David L. Vandenburg
                                              Name: David L. Vandenburg
                                              Title: President



                                          AGENT:
                                          Commercial Industrial Properties Co.

 Date Executed:  October 3, 1996       By:/s/ Frank S. Niendorff
                                              Name: Frank S. Niendorff
                                              Title: President

                  FOURTH AMENDMENT TO EARNEST MONEY CONTRACT

      This Fourth Amendment to Earnest Money Contract (this "Fourth Amendment") is made and entered into as of the 21st day of January, 1997, by and between Nob Hill Partners ("Seller"), and TVO Realty Partners ("Purchaser").

                                   RECITALS

      A. Seller and Purchaser have entered into an Earnest Money Contract dated June 3, 1996 which has been amended by First Amendment to Earnest Money Contract dated July 9, 1996; Second Amendment to Earnest Money Contract dated July 18, 1996; letter dated August 8, 1996 (extending Inspection Period to 11:59 p.m. San Antonio, Texas time on August 12, 1996); letter dated August 15, 1996 (extending Inspection Period to 11:59 p.m. San Antonio, Texas time on August 19, 1996); and Third Amendment to Earnest Money Contract dated as of October 11, 1996 for the purchase and sale of certain real and personal property described therein and more commonly known as the Nob Hill Apartments located in San Antonio, Texas (said Earnest Money Contract, as amended, being herein called the "Contract").

      B.    Seller and Purchaser desire to amend the terms of the Contract.

                                  AGREEMENTS

      For and in consideration of the premises hereof, the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Purchaser agree as follows:

      1. Any capitalized term not defined herein shall have the meaning assigned to such term in the Contract.

      2. The Contract is amended by adding the following as Subparagraph 28(f):

            "(f) Notwithstanding any term or provision to the contrary contained in this Contract, this Contract is expressly conditioned upon preliminary approval by HUD of the transaction as set forth in Form HUD 92266, Application for Transfer of Physical Assets, and supporting documents submitted to HUD. No transfer of any interest in the Property under this Contract shall be effective prior to such HUD approval. PURCHASER will not take possession of the Property nor assume benefits of Property ownership prior to such approval by HUD. The PURCHASER, his heirs, executors, administrators or assigns, shall have no right upon any breach by SELLER hereunder to seek damages, directly or indirectly, from the FHA Project which is the subject of this transaction, including from any assets, rents, issues or profits thereof, and PURCHASER shall have no right to effect a lien upon the Property or the assets, rents, issues or profits thereof."

      3. Except as modified or amended herein, the Contract shall remain in full force and effect and is hereby ratified and confirmed in all respects.

      IN WITNESS WHEREOF, Seller and Purchaser have executed this Fourth Amendment in multiple counterparts effective as of the day and year first above written.

                              SELLER:

                              Nob Hill Partners, a Texas general partnership

                              By:   Paine  Webber  Growth   Properties,   LP,
                                    a  Delaware limited partnership,
                                    General Partner


                              By:   First PW Growth Properties, Inc., a
                                    Delaware corporation, General Partner

                               By:/s/ Celia Deluga
                                  Celia Deluga, Vice President

                              PURCHASER:

                              TVO Realty Partners


                              By:/s/ David Vandenburg
                              Name: David Vandenburg
                              Title: President

                                   PaineWebber

August 8, 1996

Mr. Wayne A. Vandenburg
TVO Realty Partners
70 East Lake Street, Suite 600
Chicago, IL, 60601

      Earnest Money Contract between Nob Hill Partners, as Seller, and TVO Realty Partners, as Purchaser, for the Sale and Purchase of Nob Hill Apartments, San Antonio, Texas

Dear Wayne:

This letter serves to confirm our agreement to extend the Inspection Period of the Earnest Money Contract to 11:59 p.m. San Antonio, Texas, time on August 12, 1996.

Please acknowledge your agreement to this extension by signing below and returning this letter to me- Enclosed is a signed original for your files.

Sincerely yours,


/s/ Celia R. Deluga
Celia R. Deluga
Vice President

By: /s/ Wayne A. Vandenburg
      Wayne A. Vandenburg

cc: Michael K Winkler, Esq., Campbell & Riggs
    Chris Haynes
    Ellen Muskin

                                                       PaineWebber
August 15, 1996

Mr. Wayne A. Vandenburg
TVO Realty Partners
70 East Lake Street, Suite 600
Chicago, IL 60601

      Re: Earnest Money Contract between Nob Hill Partners, as Seller, and TVO Realty Partners, as Purchaser, for the sale and purchase of Nob Hill Apartments, San Antonio, Texas

Dear Wayne:

This letter serves to confirm our agreement to extend the Inspection Period of the Earnest Money Contract to 11:59 p.m. San Antonio, Texas, time on August 19, 1996.

Please acknowledge your agreement to this extension by signing below and returning this letter to me. Enclosed is a signed original for your files.

Sincerely yours,

/s/ Celia R. Deluga
Celia R. Deluga
Vice President

enc.

By:  /s/ Wayne A. Vandenburg
      Wayne A. Vandenburg

 cc: Michael K Winkler, Esq., Campbell & Riggs
     Chris Haynes
     Ellen Muskin

February 6, 1997


TVO Nob Hill Partners, L.P.
70 East Lake Street
Suite 600
Chicago, Illinois  60601

      Re:   Sale of the Nob Hill Apartments, San Antonio, Texas (the "Property")

Gentlemen:

      In connection with the referenced matter, Nob Hill Partners, a Texas general partnership and the seller of the Property ("Seller"), and TVO Nob Hill Partners, L.P., a Texas limited partnership and the purchaser of the Property ("Purchaser"), hereby agree as follows:

      1. Purchaser acknowledges that it has no rights or interests in and to funds in excess of $123,842.00 held by Newport Mortgage Company, L.P. ("Lender") under the terms and provisions of that certain Replacement Reserve Agreement dated October 20, 1993, executed by Seller and Lender and modified by letter dated May 4, 1995 (the "Replacement Reserve Agreement"). It is understood and agreed that all funds in excess of $123,842.00 (the "Excess Funds") held by Lender under the Replacement Reserve Agreement shall be the property of Seller; at closing a credit shall be shown on the closing statement in favor of Seller in the amount of the Excess Funds, with the entire amount of escrow funds held under the Replacement Reserve Agreement thereafter belonging to Purchaser. In the event that the Department of Housing and Urban Development ("HUD") requires Lender to disburse the Excess Funds to Seller due to Seller being the former owner of the Property, Seller agrees to promptly remit to Purchaser the Excess Funds disbursed to Seller.

      2. Purchaser acknowledges that Seller has disclosed to Purchaser that Seller is holding funds in the aggregate amount of $126,113.17 [consisting of the sum of (i) (a) $90,000; (b) $69,211.42; and (c) $15,734.11 less (ii)
$48,832.36], which represents funds which were previously part of the escrow funds deposited under the Replacement Reserve Agreement and are to be used for repairs to the Property. Exhibit A to this letter sets forth a breakdown of these funds. In connection with the sale of the Property to Purchaser, Seller hereby assigns to Purchaser all of Seller's rights, titles and interests in and to said $126,113.17, which Seller agrees to deliver to Purchaser at closing. In the event that either HUD or Lender would require that such amount (or any portion thereof) be placed in escrow rather than being held by Purchaser, Purchaser shall be responsible for depositing the required amount in escrow as so directed by HUD or Lender, and Purchaser agrees to indemnify and hold harmless Seller from any and all claims, damages, costs and expenses that may be asserted against Seller as a result of such amount being disbursed directly to Purchaser and/or Purchaser's failure to so deposit such required amount in escrow.

      3. Purchaser and Seller agree that they shall use reasonable efforts to comply with the terms and provisions of that certain Letter received by the Purchaser on January 30, 1997, from the United States Department of Housing and Urban Development ("HUD"), a copy of which is attached hereto as Exhibit B (the "Preliminary Approval Letter") wherein preliminary approval was given for the sale and purchase of the Property, to the extent that such terms and conditions are performable by Purchaser or Seller, as appropriate. Purchaser and Seller agree that if final approval is not given by HUD on or before forty-five (45) working days from the date of the Preliminary Approval Letter (such date estimated to be April 3, 1997), or in the event that HUD agrees to an extension of such date, on or before such extended date (but in any event on or before December 31, 1997) for the transfer of the Property as provided for in the Preliminary Approval Letter, then Purchaser and Seller will take such action as may be necessary and required to effect a reconveyance of the Property to Seller in order that the parties may be returned to their positions prior to the conveyance of the Property to Purchaser; provided, however, that Purchaser shall be responsible for matters relating to the Property that occurred during Purchaser's ownership of the Property.

                 [Remainder of page intentionally left blank]

      Please evidence your agreement to the above by executing a counterpart of this letter in the space below and returning the executed counterpart to Ms. Celia Deluga at PaineWebber Properties Incorporated, 265 Franklin Street, Boston, Massachusetts 02110. This letter may be executed in multiple counterparts, and shall inure to the benefit of and bind the successors and assigns of the parties hereto.

                                    Sincerely yours,

                                 Nob Hill Partners, a Texas general partnership

                                    By:   Paine Webber Growth  Properties,  LP,
                                          a Delaware limited partnership,
                                          general partner

                                          By:  First PW Growth Properties, Inc.,
                                               a Delaware corporation,
                                               general partner

                                                By:/s/ Celia Deluga
                                                       Celia Deluga,
                                                       Vice President


Agreed and accepted:

TVO Nob Hill Partners, L.P., a Texas
 limited partnership

By:   TVO Callaghan, Inc., a Texas corporation,
      its general partner


      By:/s/ David Vandenburg
      Name: David Vandenburg
      Title: President

                                        EXHIBIT A


            FUNDS RELEASED BY HUD

April 19, 1996                $90,000.00

December 23, 1996             $69,211.42

January 20, 1997              $15,734.11
                              ----------
TOTAL                      $  174,945.53
                           =============


            AMOUNTS SPENT FROM $90,000 DISBURSEMENT

Siding repair, balcony repairs and a new fence                   $ 3,762.36
Landscaping                                                           2,563
Counter resurfacing, light fixtures, cabinet resurfacing             19,419
Air conditioning replacements                                        17,156
Tennis court lights                                                   2,875
Main panel and breaker boxes                                          3,057
                                                                 ----------
      TOTAL                                                      $48,832.36
                                                                 ==========

      AMOUNT DISTRIBUTABLE TO BUYER             $41,167.64

                                        EXHIBIT B

                               San Antonio Other, Region VI
                                    Washington square
                                       800 Dalarose
                              San Antonio, Texas 78207-4583

Mr, Chris Haynes
Attorney at Law
501 Executive Center Blvd.
Suite 100
El Paso, TX 79902

Dear Mr. Haynes:

SUBJECT:  Transfer of Physical Assets Project No. 115-11062 Nob Hill Apartments

Please be advised that the transfer of physical assets proposal which you submitted to our office on December 19, 1996, is hereby granted preliminary approval subject to the following terms and conditions:

1.    TPA Application, Form HUD-92266 needs to be executed by the Mortgagee.

2. Purchaser's Letter needs to be signed by and authorized principal of the purchasing entity. The copy of the letter submitted does not appear to be completed and is not signed by an authorized principal of the purchasing entity, as required.

3. The Third Amendment to the Earnest Money Contract needs to be further amended to include the enclosed mandatory language for sales agreements/contracts.

4. Executed but unrecorded Regulatory Agreement: If the Purchaser is assuming the existing note and mortgage, an executed Assumption Agreement is normally required. If the purchaser is taking subject to the existing note and mortgage, & new regulatory agreement is required. None was included in the TPA application package. We note however, that assumption of the note and mortgage and the obligations of the Regulatory Agreement are provided for in the proposed Special Warranty Deed to be executed by both the Seller and the Purchaser, which would also be acceptable.

5. Executed but unrecorded Modification Agreement: If a New Regulatory Agreement is being executed, an executed Modification Agreement (HUD 92227) is needed so as to incorporate the Regulatory Agreement into the existing mortgage. If a new Regulatory Agreement were not being submitted, assumption of the note and mortgage and the obligations under the regulatory agreement is required.

6. Executed but unrecorded Assumption Agreement: See comments Nos. 4 and 5 above.

7. Title Report: The Earnest Money Contract and Deed indicate that the seller is to be released from liability under the Note, Mortgage, and Regulatory Agreement. Therefore, we will need an endorsement to the original Mortgagee's Title policy (or letter) to the effect that coverage under that policy will not be reduced by reason of the transfer or release of the seller frugal liability and that the mortgagee (and HUD) will still be protected by the mortgagee's title policy.

8. Executed Organizational Documents of Purchaser: Needs to be executed, including Section 4.11. which contains HUD required language, prior to the TPA closing.

You have 45 working days from the date of this letter in which to conform all relevant documentation and activity to the terms and conditions recited above, to execute and record that documentation, and to submit such documentation and/or evidence of required activity to our office. Preliminary approval authorizes you to take possession of and assume the burdens and benefits of ownership of the project, provided you comply with all the conditions set forth in this approval letter.

We look forward to receipt of your Final approval submission within 45 days. If you find that you are unable to provide the required documentation to our office within the prescribed period, a request for extension of this period must be made, in writing, prior to the expiration of the 45 day period, but as soon as possible after you learn of a delay. Provide specific reasons for the delay and a target date for completion.

If you should have any questions regarding this matter, please call Todd Dapilmoto. Multifamily Asset Manager, or me, at (210) 472-6831.

Sincerely,

/s/ Elva Castillo
Elva Castillo
Director
Multifamily Division

MANDATORY LANGUAGE FOR SALES AGREEMENTS/CONTRACTS

This (describe document) is expressly conditioned upon preliminary approval by HUD of the transaction as set forth in Form HUD 92266, Application for Transfer of Physical Assets. and supporting documents submitted to HUD. No transfer of any interest in the project under this sale agreement shall be effective prior to such HUD approval. Buyer will not take possession of the project nor assume benefits of project ownership prior to such approval by HUD. The Buyer, his heirs, executors, administrators or assigns, shall have no right upon any breach by Seller hereunder to seek damages, directly or indirectly, from the FHA Project which is the subject of this transaction, including from any assets, rents, issues or profits thereof, and Buyer shall have no right to effect a lien upon this project or the assets, rents, issues, or profits thereof.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS            ss.
                              ss.     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF BEXAR               ss.

      That Nob Hill Partners, a Texas general partnership (the "Grantor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration to the undersigned paid by the Grantee herein named, the receipt and adequacy are hereby acknowledged by Grantor, has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL and CONVEY unto TVO Nob Hill
Partners, L.P., a Texas limited partnership whose mailing address is 70 East Lake Street, Suite 600, Chicago, Illinois 60601 (the "Grantee"), all of the following described real property and the improvements thereon situated in Bexar County, Texas, to-wit:

      All of that certain tract or parcel of land, being 18.58 acres, more or less, and consisting of 11.415 acres, Lot 9, NCB 14191, Nob Hill Subdivision Unit 3, as recorded in Volume 7200, Page 150, of the Plat Records of Bexar County, Texas and 7.169 acres, being all of Lot 7, Nob Hill Unit 1 (6.830 acres), as recorded in Volume 6600, Page 239, of the Plat Records of Bexar County, Texas and a 0.04 acre tract, and a 0.30 acre tract out of NCB 14191, City of San Antonio, Bexar County, Texas, said
      18.58 acre tract being described by metes and bounds in Exhibit "A" attached hereto and made a part hereof for all purposes (the "Property").

      As additional consideration, Grantee assumes the payment of the outstanding principal balance and interest thereon of the indebtedness evidenced by a Deed of Trust Note (Multifamily) and Rider to Deed of Trust Note, both dated October 20, 1993, executed by Grantor and payable to the order of Newport Mortgage Company, L.P. in the original principal amount of $7,034,200.00 (the "$7,034,200.00 Note"). Grantee further assumes and agrees to perform and observe the terms, provisions and conditions of those instruments which relate to, evidence or otherwise secure the $7,034,200.00 Note, including but not limited to all of the obligations, conditions and commitments set forth in (i) that certain Regulatory Agreement for Multifamily Housing Projects by and between Nob Hill Partners and the Secretary of Housing and Urban Development dated October 20, 1993 and recorded in Volume 5834, Page 202 of the Official Public Records of Real Property of Bexar County, Texas and (ii) that certain Deed of Trust securing the $7,034,200.00 Note, dated October 20, 1993 and recorded in Volume 5834, Page 190 of said Official Public Records.

      Grantor does hereby further grant, sell and convey unto Grantee, Grantee's successors and assigns, but without warranty of any kind, either express or implied, the following:

      (a) All rights, titles and interests of Grantor in and to any easements, rights-of-way, or other interests in, on or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining the Property; and

      (b) All rights, titles and interests of Grantor in and to any and all utility capacity, including, without limitation, water, drainage, and sanitary sewer, and other utility capacities and rights relating thereto, affecting or applicable to the Property.

      The Property is conveyed by Grantor and accepted by Grantee subject to those matters listed on Exhibit "B", attached hereto and made a part hereof for all purposes.

      TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto the said Grantee, Grantee's successors and assigns forever; and Grantor does hereby bind Grantor and Grantor's successors to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, Grantee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor but not otherwise; subject, however, to the matters listed on Exhibit "B."

      Grantor and Grantee expressly agree that the Property being granted, sold and conveyed to Grantee is being granted, sold and conveyed by Grantor and purchased by Grantee in an "AS-IS, WHERE IS" condition. Grantee acknowledges that it has received the opportunity to examine or not to examine the Property and all aspects of the condition of same to determine if same was satisfactory to Grantee. Grantee represents that it has conducted a careful investigation of the Property, and determined for itself that the Property is acceptable without relying on any warranties or representations of Grantor (except as set forth in the immediately following sentence). Except for the representations and warranties set forth in the Earnest Money Contract dated June 3, 1996 between Grantor, as Seller, and TVO Realty Partners, as Purchaser (the rights of TVO Realty Partners having been assigned to Grantee) and the warranty of title contained herein, Grantor specifically disclaims any and all warranties and representations, express or implied, as to the state of the Property, its condition (including but not limited to structural and environmental condition), quality, quantity, character, merchantability, size, description or suitability or fitness for any use or purpose, whether existing or contemplated, and the Property is granted, sold and conveyed to Grantee and accepted by Grantee on such basis.

      Grantee executes this Deed for the purposes of evidencing its agreement to
(i) assume, perform and observe the obligations described in this Deed relating to the $7,034,200.00 Note and (ii) the provisions of the immediately preceding paragraph.

      EXECUTED effective the 7th day of February, 1997.

                              GRANTOR:

                       NOB HILL PARTNERS, a Texas general partnership

                    By: Paine Webber Growth Properties, LP, a
                        Delaware limited partnership, General  Partner

                                    By: First PW Growth Properties, Inc., a
                                    Delaware corporation, its General Partner

                               By:/s/ Celia Deluga
                                      Celia Deluga, Vice President

                              GRANTEE:

                              TVO NOB HILL PARTNERS, L.P., a Texas limited partnership

                              By: TVO Callaghan, Inc., a Texas corporation, its general partner

                                          By:/s/ David Vandenburg
                                          Name: David Vandenburg
                                          Title: President

THE STATE OF ILLINOIS

COUNTY OF COOK

      BEFORE ME, Grace M. Rogers, a Notary Public, in and for said County and State, on this day personally came and appeared David Vandenburg, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be President of TVO Callaghan, Inc., a Texas corporation, general partner of TVO Nob Hill Partners, L.P., a Texas limited partnership, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed and as the act of said general partnership.

      Given under my hand and seal of office, this the 21st day of January, 1997.


                               /s/ Grace M. Rogers
                               Notary Public, State of Illinois

[SEAL]


                 [Signature block and acknowledgment page for
             TVO Nob Hill Partners, L.P. -- Special Warranty Deed]

THE STATE OF MASSACHUSETTS

COUNTY OF SUFFOLK

      BEFORE ME, Cynthia L. Proctor, a Notary Public, in and for said County and State, on this day personally came and appeared Celia Deluga, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be Vice President of First PW Growth Properties, Inc., a Delaware corporation, general partner of Paine Webber Growth Properties, LP, a Delaware limited partnership, general partner of Nob Hill Partners, a Texas general partnership, and acknowledged to me that she executed said instrument for the purposes and consideration therein expressed and as the act of said general partnership.

      Given under my hand and seal of office, this the 7th day of February, 1997.


                              /s/ Cynthia L. Proctor
                      Notary Public, State of Massachusetts

[SEAL]

                                        EXHIBIT A

Property Description

BEING 18.588 acres, being 11.419 acres, Lot 9, NCB 14191, Nob Hill Subdivision Unit 3, as recorded in Volume 7200, Page 150, of the Plat Records of Bexar County, Texas and 7.169 acres, all of Lot 7, Nob Hill Unit , as recorded in Volume 6600, Page 239, of the Plat Records of Bexar County, Texas and a 0.04 acre tract, and a 0.30 acre tract out of N.C.B. 14191, City of San Antonio, Bexar County, Texas, said 18.588 acres of land being more particularly described by metes and bounds as follows:

BEGINNING at a found iron rod for the -Northerly corner of this tract, said point being in the Westerly right-of-way of Torino Drive at its intersection with the Southerly right-of-way of Callaghan Road;

THENCE South 480 56' 00" East, a distance of 389.00 feet with said right-of-way of Torino Drive, a found iron rod for a point of curvature;

THENCE curving to the right for a radius distance of 370.10 feet, a central angle of 37o 30' 00", and an arc length of 242.23 feet to a found iron rod for a point of tangency;

THENCE South 1 o 26' 00" East, a distance of 100.00 feet with said right-of-way to a found iron rod for a point of curvature;

THENCE curving to the left with a radius distance of 622.06, a central angle of 17o 00' 00" and an arc length of 184 57 feet to a found iron rod for a point of tangency;

THENCE South 28o 26' 00" East, a distance of 181.12 feet with said right-of-way to a found iron rod for the Southeast corner of the tract, said point also being the Northeast corner of Lot 14, Nob Hill Subdivision Unit 4, as recorded in Volume 9500, Page 154 of the Plat Records of Bexar County, Texas;

THENCE South 61(degree) 34' 00" West, a distance of 74.64 feet to a found iron rod for a point of curvature;

THENCE curving to the left with a radius distance of 225.00 feet, a central angle of 19o 02' 00", and an arc length of 74.74 feet to a found X on curb for the point of tangency;

THENCE South 42o 32' 00" West, a distance of 346.23 feet to a set iron rod for an angle point;

THENCE South 58o 53' 44" West, a distance of 42.61 feet to a found iron rod;

THENCE South 41o 04' 00" West, a distance of 134.23 feet to a found X in concrete for the most Southerly corner of this tract to a point of curvature;

THENCE curving to the left with a radius distance of 525.59 feet, a central angle of 27o 50' 39", an arc length of 255.42 feet to a found iron rod for a point of tangency;

THENCE North 48o 56' 00" West, a distance of 145.95 feet to a set iron rod for a point of curvature; right with a radius distance of 1678.48 feet THENCE curving to the a central angle of 130 11' 22", and a arc length of 386.38 feet to a found PK nail for a point of reverse curvature;

THENCE curving to the left with a radius distance of 821.72 feet, a central angle of 130 11' 22", and an arc length of 89.16 feet to a found iron rod for a point of tangency;

THENCE North 48o 56' 00" West, a distance of 25.00 feet to a found iron rod in the Southerly right-of-way of Callaghan Road for the most Northerwesterly corner of this tract, said point also being the most Northerly corner of Lot 4 of Nob Hill Subdivision Unit 2, as recorded in Volume 6700, Page 21 of the Plat Records of Bexar County, Texas;

THENCE North 41o 04' 00" East, a distance of 508.16 feet with said right-of-way to a found iron rod for the most Northerly corner of Lot 7, said point being in the Westerly line of a 42.00 foot drainage easement and the Westerly line of Lot 9, Nob Hill Subdivision Unit 3, as recorded in Volume 7200, Page 50 of the Plat Records of Bexar County, Texas, continuing, a distance of 293.84 feet with said right-of-way to a found iron rod for a point of curvature;

THENCE curving to the right with a radius distance of 25.00 feet, a central angle of 90o 00' 00", and an arc length of 39.27 feet to the POINT OF BEGINNING and containing 18.584 acres of land more or less in Bexar County, Texas.

                               San Antonio Other, Region VI
                                    Washington square
                                       800 Dalarose
                              San Antonio, Texas 78207-4583

Mr, Chris Haynes
Attorney at Law
501 Executive Center Blvd.
Suite 100
El Paso, TX 79902

Dear Mr. Haynes:

SUBJECT:  Transfer of Physical Assets Project No. 115-11062 Nob Hill Apartments

Please be advised that the transfer of physical assets proposal which you submitted to our office on December 19, 1996, is hereby granted preliminary approval subject to the following terms and conditions:

1.    TPA Application, Form HUD-92266 needs to be executed by the Mortgagee.

2. Purchaser's Letter needs to be signed by and authorized principal of the purchasing entity. The copy of the letter submitted does not appear to be completed and is not signed by an authorized principal of the purchasing entity, as required.

3. The Third Amendment to the Earnest Money Contract needs to be further amended to include the enclosed mandatory language for sales agreements/contracts.

4. Executed but unrecorded Regulatory Agreement: If the Purchaser is assuming the existing note and mortgage, an executed Assumption Agreement is normally required. If the purchaser is taking subject to the existing note and mortgage, & new regulatory agreement is required. None was included in the TPA application package. We note however, that assumption of the note and mortgage and the obligations of the Regulatory Agreement are provided for in the proposed Special Warranty Deed to be executed by both the Seller and the Purchaser, which would also be acceptable.

5. Executed but unrecorded Modification Agreement: If a New Regulatory Agreement is being executed, an executed Modification Agreement (HUD 92227) is needed so as to incorporate the Regulatory Agreement into the existing mortgage. If a new Regulatory Agreement were not being submitted, assumption of the note and mortgage and the obligations under the regulatory agreement is required.

6. Executed but unrecorded Assumption Agreement: See comments Nos.4 and 5 above.

7. Title Report: The Earnest Money Contract and Deed indicate that the seller is to be released from liability under the Note, Mortgage, and Regulatory Agreement. Therefore, we will need an endorsement to the original Mortgagee's Title policy (or letter) to the effect that coverage under that policy will not be reduced by reason of the transfer or release of the seller frugal liability and that the mortgagee (and HUD) will still be protected by the mortgagee's title policy.

8. Executed Organizational Documents of Purchaser: Needs to be executed, including Section 4.11. which contains HUD required language, prior to the TPA closing.

You have 45 working days from the date of this letter in which to conform all relevant documentation and activity to the terms and conditions recited above, to execute and record that documentation, and to submit such documentation and/or evidence of required activity to our office. Preliminary approval authorizes you to take possession of and assume the burdens and benefits of ownership of the project, provided you comply with all the conditions set forth in this approval letter.

We look forward to receipt of your Final approval submission within 45 days. If you find that you are unable to provide the required documentation to our office within the prescribed period, a request for extension of this period must be made, in writing, prior to the expiration of the 45 day period, but as soon as possible after you learn of a delay. Provide specific reasons for the delay and a target date for completion.

If you should have any questions regarding this matter, please call Todd Dapilmoto. Multifamily Asset Manager, or me, at (210) 472-6831.

                                    Sincerely,

                                    /S/ Elva Castillo
                                    Elva Castillo
                                    Director
                                    Multifamily Division

MANDATORY LANGUAGE FOR SALES AGREEMENTS/CONTRACTS

This (describe document) is expressly conditioned upon preliminary approval by HUD of the transaction as set forth in Form HUD 92266, Application for Transfer of Physical Assets. and supporting documents submitted to HUD. No transfer of any interest in the project under this sale agreement shall be effective prior to such HUD approval. Buyer will not take possession of the project nor assume benefits of project ownership prior to such approval by HUD. The Buyer, his heirs, executors, administrators or assigns, shall have no right upon any breach by Seller hereunder to seek damages, directly or indirectly, from the FHA Project which is the subject of this transaction, including from any assets, rents, issues or profits thereof, and Buyer shall have no right to effect a lien upon this project or the assets, rents, issues, or profits thereof.


CHICAGO TITLE INSURANCE COMPANY
Closer:  James M. Houlihan
Date of Printing:  2/7/97
Time of Printing:  11:38
File Number: 962569
000962569-001 JH COM

SETTLEMENT STATEMENT U. S. DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT

NAME OF BORROWER:  TVO NOB HILL PARTNERS, L.P.
ADDRESS:           70 East Lake Street, Suite 600
                   Chicago, IL  60601

NAME OF SELLER:   NOB HILL PARTNERS, a Texas General Partnership
ADDRESS:          265 Franklin Street, 16th Floor
                  Boston, MA  02110

PROPERTY LOCATION:        Nob Hill Apartments
                   San Antonio, TX

SETTLEMENT AGENT: CHICAGO TITLE INSURANCE COMPANY           SETTLEMENT DATE:
ADDRESS:          14607 San Pedro                           February 7, 1997
                  San Antonio, TX  78233
PLACE OF SETTLEMENT:
ADDRESS:          14607 San Pedro Avenue
                  San Antonio, TX 78232

SUMMARY OF BORROWER'S TRANSACTION                           SUMMARY OF SELLER'S TRANSACTION
Gross amount due from borrower:                             Gross amount due to seller:

Contract sales price               9,500,000.00             Contract sales price                    9,500,000.00
settlement charges to borrower        70,383.46
Surplus of replacement reserve        57,994.04             Surplus of replacement  reserve            57,994.04
Escrow balance transfer to seller     63,368.90             Escrow balance  transfer to  seller        63,368.90

ADJUSTMENTS FOR ITEMS PAID BY SELLER IN ADVANCE             ADJUSTMENTS FOR ITEMS PAID BY SELLER IN  ADVANCE

GROSS AMT DUE FROM BORROWER        9,691,746.40             GROSS AMT DUE TO SELLER                 9,621,362.94

AMOUNTS PAID BY OR IN BEHALF OF  BORROWER                   REDUCTIONS IN AMOUNT DUE TO SELLER

Deposit or earnest  money            100,000.00             Excess  deposit
Principal  amount of new loan(s)                            Settlement charges to seller              368,888.28
Existing loans(s) taken subject to 6,799,124.75             Existing loan(s) taken subject to       6,799,124.75

Interest credit on March 1,1997 payment                     Interest credit to Purchaser on February
at 1392.88 per day                     8,357.28             1997 payment at 1392.88 per day             8,357.28

ADJUSTMENTS FOR ITEMS UNPAID BY SELLER                      ADJUSTMENTS FOR ITEMS UNPAID BY SELLER

City/town  taxes  1/1/97 to 2/7/97     4,323.65             City/town  taxes  1/1/97 to 2/7/97          4,323.65
County taxes 1/1/97 to 2/7/97          5,351.43             County taxes 1/1/97 to 2/7/97               5,351.43

Assessments:                                                Assessments:
Northeast  ISD 1/1/97 to 2/7/97       11,610.98             Northeast   ISD  1/1/97  to  2/7/97        11,610.98
Rent  Prorations 2/7/97  to 2/28/97  117,489.04             Rent Prorations 2/7/97 to 2/28/97         117,489.04
Security and Pet deposits
 transferred                          15,730.00             Security  and Pet deposits  transferred    15,730.00
Prepaid rents                          5,700.49             Prepaid rents                               5,700.49
Utility  Reimbursement                 4,129.27             Utility  Reimbursement                      4,129.27
TOTAL PAID BY/FOR BORROWER         7,071,816.89             TOTAL REDUCTIONS AMT DUE SELLER         7,340,705.17

CASH AT SETTLEMENT FROM/TO BORROWER                         CASH AT SETTLEMENT FROM/TO BORROWER
Gross amt. due from borrower       9,691,746.40             Gross amt. due to seller                9,621,362.94
Less amts. paid by/for borrower   (7,071,816.89)            Less reductions in amt. due seller     (7,340,705.17)
CASH FROM BORROWER                 2,619,929.51             CASH TO SELLER                          2,280,657.77


I have carefully reviewed the HUD-1 Settlement Statement and to the best of my knowledge and belief, it is a true and accurate statement of all receipts and disbursements made on my account or by me in this transaction, I further certify that I have received a copy of the HUD-1 Settlement Statement.

Borrower: /s/ David Vandenburg            Seller:  /s/ Celia R. Deluga
        TVO NOB HILL PARTNERS, L.P.             NOB HILL PARTNERS, A TEXAS
                                                GENERAL PARTNERSHIP
                                                By: PW Growth Properties, L.P.
                                                By: First PW Growth Properties,
                                                    Inc.

Settlement Agent:  /s/ James M. Houlihan        Date: February 7, 1997
                   ---------------------

CHICAGO TITLE INSURANCE COMPANY
Closer:  James M. Houlihan
Date of Printing:  2/7/97
Time of Printing:  11:38
File Number: 962569
000962569-001 JH COM

TOTAL SALES/BROKER'S COMMISSION based on price
$9,500,000.00 @ 2.000 to 190,000.00

LB:  1.000  $95,000.00 to CB Commercial Real Estate Group
SB:  1.000  $95,000.00 to Commercial Industrial Properties Co.

                                                  PAID FROM       PAID FROM
                                                  BORROWER'S      SELLER'S
                                                  FUNDS AT        FUNDS AT
                                                  SETTLEMENT      SETTLEMENT
Commission paid at Settlement
(Money retained by broker applied to commission)                  190,000.00

Other sales agent charges:
Additional commission:

ITEMS PAYABLE IN CONNECTION WITH LOAN

loan Origination Fee    %
Loan Discount           %
Appraisal Fee to
Credit Report to
Lender's Inspection Fee to
Mortgage Insurance Application Fee to
Assumption Fee to

ITEMS REQUIRED BY LENDER TO BE PAID IN ADVANCE
interest from      to      @$      /day for 0 days
mortgage insurance premium for 0.00 months to
Hazard insurance premium for 00.00 years to
 Timberline Ins. Ser.                                  44,252.46
Cash from seller                                                     126,113.17

RESERVES DEPOSITED WITH LENDER
Hazard insurance 0.00 month @ $ per month
Mortgage  insurance 0.00 month @ $ per month
City property  taxes 0.00 month @ $ per month
County  property  taxes 0.00 month @ $ per month
Annual assessments 0.00 month @ $ per month
                   0.00 month @ $ per month
                   0.00 month @ $ per month

Aggregate Accounting Adjustment                             0.00           0.00

TITLE CHARGES

Settlement or Closing Fee to Chicago Title Insurance Co.  250.00         250.00
Abstract or title search
Title examination
Title insurance binder
Document preparation to Geary, Porter
 & Donovan, P.C.                                        1,500.00
Notary fees
Attorney's fees to Chris Haynes                        16,890.50
Title insurance to Chicago Title Insurance Co.                        47,796.00
  (includes above numbers)
Lender's coverage $.0.00
Owner's coverage $9,500,000.00    $47,796.00
Survey Deletion to Chicago Title Co.                    7,169.00

GOVERNMENT RECORDING AND TRANSFER CHARGES
Recording fees:  Deed:  $26.00
Mortgage  $81.00
Release:  $0107.00
City/county tax/stamps        Deed     Mortgage
State tax/stamps              Deed     Mortgage
Overnite charges to Chicago Title Co.                      64.50          64.50
Tax Certificate to Chicago Title Co.                                      42.58
ADDITIONAL SETTLEMENT CHARGES
Survey to Alamo Consulting Engineering & Surveying                     4,600.92
Pest Inspection to

UCC Search To Capitol Service Inc.                                        21.11

UCC Secretary of State and Bexar County                   150.00

TOTAL SETTLEMENT CHARGES                               70,383.46     368,888.28

I have carefully reviewed the HUD-1 Settlement Statement and to the best of my knowledge and belief, it is a true and accurate statement of all receipts and disbursements made on my account or by me in this transaction, I further certify that I have received a copy of the HUD-1 Settlement Statement.

Borrower: /s/ David Vandenburg            Seller:  /s/ Celia R. Deluga
         TVO NOB HILL PARTNERS, L.P.               NOB HILL PARTNERS, A TEXAS
                                                   GENERAL PARTNERSHIP
                                               By:  PW Growth Properties, L.P.
                                               By: First PW Growth Properties,
                                                   Inc.

Settlement Agent:  /s/ James M. Houlihan        Date:  February 7, 1997
                   ---------------------               ----------------

            GF# 962569

                                    ADDENDUM TO HUD-1
                                    SETTLEMENT STATEMENT

            Seller/Purchaser/Borrower understands the Closing or Escrow Agent has assembled this information representing the transaction from the best information available from other sources and earshot guarantee the accuracy thereof. Any real estate agent or lender involved may be furnished a copy of this statement.

            Seller/Purchaser/Borrower understands that tax and insurance prorations and reserves were based on figures for the preceding year or supplied by others, or estimates for current year, and in the event of any change for current year, all necessary adjustments must be made by Purchaser/ Borrower/Seller direct.

            Seller/Borrower understands that interest on the existing liens is figured to the date indicated, If not paid by then, additional interest will have to be collected and your statement will be adjusted to have sufficient funds to secure a release from the lienholder.

            The undersigned hereby authorizes the Closing or Escrow Agent to make expenditures and disbursements as shown above and approves same for payment. The undersigned also acknowledges receipt of loan funds, if applicable, in the amount shown in the Settlement Statement and receipt of a copy of said Settlement Statement,

   PURCHASER/BORROWER:                    SELLER:
TVO Nob Hill Partners, L.P.               Nob Hill Partners, a Texas general
                                              partnership

By:   TVO Callaghan, Inc., a              By:   PaineWebber Growth Properties,
      Texas corporation, its                    L.P. a Delaware limited
      General Partner--                         partnership, General Partner

                                               By: First PW Growth Properties,
                                                   Inc., a Delaware corporation,
                                                   its General Partner

                                                      By:  /s/ Celia Deluga
                                                           Celia Deluga,
                                                           Vice President

            GF# 962569

                                    ADDENDUM TO HUD-1
                                    SETTLEMENT STATEMENT

            Seller/Purchaser/Borrower understands the Closing or Escrow Agent has assembled this information representing the transaction from the best information available from other sources and cannot guarantee the accuracy thereof. Any real estate agent or lender involved may be furnished a copy of this statement.

            Seller/Purchaser/Borrower understands that tax and insurance prorations and reserves were based on figures for the preceding year or supplied by others, or estimates for current year, and in the event of any change for current year, all necessary adjustments must be made by Purchaser/ Borrower/Seller direct.

            Seller/Borrower understands that interest on the existing liens is figured to the date indicated. If not paid by then, additional interest will have to be collected and your statement will be adjusted to have sufficient funds to secure a release from the lienholder.

            The undersigned hereby authorizes the Closing or Escrow Agent to make expenditures and disbursements as shown above and approves same for payment. The undersigned also acknowledges receipt of loan funds, if applicable, in the amount shown in the Settlement Statement and receipt of a copy of said Settlement Statement,

   PURCHASER/BORROWER:              SELLER:
TVO Nob Hill Partners, L.P.         Nob Hill Partners, a Texas general
                                    partnership

By:   TVO Callaghan, Inc., a        By:  PaineWebber Growth Properties, L.P.,
      Texas corporation, its             a Delaware limited partnership,
      General Partner                    General Partner

                                    By:  First PW Growth Properties, Inc., a
                                         Delaware limited Partnership

                         By:. Delaware corporation, its General Partner
                                Name: /s/ Celia Deluga
                                Title:  Vice President